EXHIBIT A(2)(a)

MASTER SERVICES AGREEMENT

For

OLDEN LANE TRUST

Effective for Unit Investment Trusts Investing in Equity Securities, Debt Securities and/or Derivative Transactions

Established On and After [●], 2015

Among

OLDEN LANE TRUST
a Delaware Statutory Trust

OLDEN LANE SECURITIES LLC
as Depositor

[●]
as Custodian, Transfer Agent and Administrator

and

OLDEN LANE ADVISORS LLC
as Evaluator and Supervisor

Dated:  [●], 2015

Table of Contents

PAGE
ARTICLE I DEFINITIONS
Section 1.01	Definitions	E-41
ARTICLE II DEPOSIT, ACCEPTANCE, AND THE FORM AND ISSUANCE OF UNITS
Section 2.01	Deposit of Securities; Derivative Agreements	E-47
Section 2.02	Acceptance of Custody of Trust Assets	E-52
Section 2.03	Issuance of Units	E-52
Section 2.04	Separate Series	E-53
ARTICLE III ADMINISTRATION
Section 3.01	Initial Cost	E-53
Section 3.02	Series Income Account; Optional Crediting of all Receipts to Series Capital Account	E-54
Section 3.03	Series Capital Account	E-55
Section 3.04	Series Reserve Account	E-55
Section 3.05	Series Collateral Accounts	E-55
Section 3.06	Deductions and Distributions	E-55
Section 3.07	Record Date Statement; Annual Statement	E-58
Section 3.08	Sale of Securities; Liquidation of Credit Support; Termination of Derivative Transactions; Exercise of Rights	E-60
Section 3.09	Counsel	E-61
Section 3.10	Notice and Sale by Trust	E-62
Section 3.11	Liability, Indemnification and Succession of Depositor and Supervisor	E-62
Section 3.12	Voting; Notice to Depositor	E-62
Section 3.13	Replacement Securities; Non-Execution of a Derivative Agreement	E-63
Section 3.14	Compensation for Services Provided by the Evaluator, Supervisor and Depositor	E-64
Section 3.15	Deferred Sales Charge	E-65
Section 3.16	Creation and Development Fee	E-65
Section 3.17	Claims for exemption from, or refund of, withheld foreign taxes	E-66
Section 3.18	Regulated Investment Company Election	E-66
Section 3.19	License Fees	E-67
Section 3.20	Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities; Selection of Derivative Counterparty(ies); Foreign Currency Exchange	E-67
Section 3.21	Notice of Transactions to be Provided to Evaluator and Custodian	E-67

Section 9.04	Construction	E-88
Section 9.05	Registration of Units	E-88
Section 9.06	Written Notice	E-88
Section 9.07	Severability	E-89

EXHIBITS

Annex A	Form of Series MSA Supplement	E-91

MASTER SERVICES AGREEMENT
for
Olden Lane Trust

This Master Services Agreement is executed by the Trust, the Depositor, the Custodian, the Transfer Agent, the Administrator, the Evaluator and the Supervisor.

Witnesseth that:

In consideration of the premises and of the mutual agreements herein contained, the above mentioned parties agree as follows:

Introduction

This Master Services Agreement shall be applicable to each Series of Olden Lane Trust, each of which Series of Trust is to be a unit investment trust as provided in this paragraph.  For any Series of Olden Lane Trust to which this Master Services Agreement is to be applicable, the Trust, the Depositor, the Custodian, the Transfer Agent, the Administrator, the Evaluator and the Supervisor shall execute a Series MSA Supplement incorporating by reference this Master Services Agreement and designating any exclusions from or additions or exceptions to such incorporation by reference for the purposes of each Series of Trust or variation of the terms hereof for the purposes of each Series of Trust and the Trust shall specify in such Series MSA Supplement for that certain Series of Trust: (i) the Securities deposited in that Series of Trust, (ii) the number of Units delivered by the Transfer Agent on the Initial Date of Deposit pursuant to Section 2.03, (iii) the undivided beneficial interest represented by each Unit, (iv) the Underlying Asset to Unit Ratio of each asset for that Series of Trust on the Initial Date of Deposit, (v) the Record Dates, (vi) the Distribution Dates, (vii) the Deferred Sales Charge Payment Dates, if any, (viii) the definition of Business Day and/or Trading Day, as applicable, (ix) the Mandatory Termination Date, (x) whether the Depositor on behalf of that Series of Trust shall file an election for that Series of Trust to be taxed as a RIC, (xi) the Depositor’s, Supervisor’s and Evaluator’s compensation, if any, (xii) the compensation of each of the Custodian, the Transfer Agent and the Administrator, (xiii) the License Fees, if any, and terms of payment, (xiv) the Initial Date of Deposit, (xv) unless the related Series MSA Supplement provides that no Unitholder will be eligible for an in-kind distribution of Securities pursuant to Section 6.02, the minimum number of Units a Unitholder must redeem in order to be eligible for such in-kind distribution, (xvi) when applicable, that Section 6.04 shall apply to that Series of Trust, (xvii) if that Series of Trust is a Derivatives Trust Series, the identification of the Derivative Counterparty or Derivative Counterparties, Derivative Agreement(s) and Derivative Transaction(s), (xviii) the terms of any Series Collateral Accounts, and the method for determining what amounts are to be credited to or paid from the Series Capital Account for purposes of Section 6.02 and 9.02, (xix) the method of valuation of Derivative Transactions for purposes of Section 5.01, (xx) any supplement to or variation from the Asset Valuation Policy, (xxi) if that Series of Trust shall be subject to dissolution should it have a Trust Series Evaluation of less than the specified minimum value(s) at the specified time(s), and (xxii) any additional specific terms pertaining to the Units of that Series of Trust.

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained the Trust, the Depositor, the Custodian, the Transfer Agent, the Administrator, the Evaluator and the Supervisor agree as follows:

ARTICLE I

Definitions

Section 1.01.  Definitions.   Whenever used in this Master Services Agreement, the following words and phrases shall have the following meanings:

(1) “Additional Securities Delivery Period” shall have the meaning assigned to it in Section 2.01.

(2) “Administrative & Custodial Party” shall mean the entity named as the Custodian, the Transfer Agent and the Administrator in their capacity as such on the cover of this Master Services Agreement and Series MSA Supplements.

(3) “Administrator” shall mean the Administrative & Custodial Party, and its successors in interest and to the extent its successor is the Successor Service Providers, determined in the manner specified in Section 7.06.

(4) “Affiliated Entity” shall have the meaning assigned to it in Section 7.01.

(5) “Affiliated Redeeming Unitholder” shall have the meaning assigned to it in Section 6.02.

(6) “Asset Valuation Policy” shall mean, if applicable to a Series of Trust, a written valuation policy of the Evaluator identifying any supplement to or variation from the evaluation procedures specified in Section 5.01 with respect to the assets of that Series of Trust, which policy shall be attached to or described in the Series MSA Supplement.

(7) “Business Day” shall mean a day on which the New York Stock Exchange is scheduled to be open for regular trading, subject to further limitation set forth in the Series MSA Supplement.

(8) “Cash” shall have the meaning assigned to it in Section 2.01.

(9) “Cash Distribution” shall have the meaning assigned to it in Section 3.06.

(10) “Contract Securities” shall mean with respect to a Series of Trust, Securities which are not actually delivered concurrently with the execution and delivery of the Series MSA Supplement and which are to be acquired by the related Series of Trust pursuant to contracts, including (i) Securities identified in the related Series MSA Supplement and (ii) Securities which the Depositor has contracted to purchase for the related Series of Trust and deliver to the Trust to be held in custody by the Custodian pursuant to Section 2.01 hereof.  Contract Securities may include Securities contracted for on a when-issued basis.

(11) “Country Risk Event” shall mean (a) issues relating to the financial infrastructure of a country, (b) issues relating to a country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) issues relating to a country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations, redenominations or fluctuations or (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

(12) “Creation and Development Account” shall have the meaning assigned to it in Section 3.16.

(13) “Creation and Development Fee” shall have the meaning assigned to it in Section 3.16.

(14) “Credit Support Agreement” shall mean with respect to a Derivatives Trust Series and each Derivative Counterparty, any agreement to be entered into or delivered in connection with the related Derivative Agreement, including without limitation any guaranty, insurance policy, letter of credit, pledge agreement, credit support annex, control agreement or other ancillary agreement identified in the related Series MSA Supplement, and any document or agreement pursuant thereto or in connection therewith.

(15) “Custodian” shall mean the Administrative & Custodial Party, and its successors in interest and to the extent its successor is the Successor Service Providers, determined in the manner specified in Section 7.06.

(16) “Deferred Sales Charge Payment” shall have the meaning assigned to it in Section 3.15.

(17) “Deferred Sales Charge Payment Dates” shall have the meaning assigned to it in the Series MSA Supplement.

(18) “Delaware Statutory Trust Act ” means 12 Del. C. Section 3801. et seq.

(19)  “Delivery Period” shall have the meaning assigned to it in Section 2.01.

(20) “Deposit” shall have the meaning assigned to it in Section 2.01(b).

(21) “Depositor” shall mean Olden Lane Securities LLC, and its successors in interest and to the extent the successor is the Supervisor, determined in the manner specified in Section 7.01(e) or any successor depositor appointed as hereinafter provided.

(22) “Depositor’s Account” shall have the meaning assigned to it in Section 3.15.

(23) “Derivative Agreement” shall mean with respect to a Derivatives Trust Series and each Derivative Counterparty, an agreement to enter into a derivative transaction with the related Derivative Counterparty, and any related documentation, including without limitation  related Credit Support Agreements, which agreements shall be in the form attached to the relevant Series MSA Supplement.

(24) “Derivative Counterparty” shall, with respect to a Derivatives Trust Series and related Derivative Agreement, have the meaning assigned to it in the Series MSA Supplement.

(25) “Derivative Transaction” shall mean with respect to a Derivatives Trust Series and each Derivative Counterparty, a derivative transaction evidenced by the related Derivative Agreement.

(26) “Derivatives Trust Series” shall mean a Series of Trust that enters into one or more Derivative Agreements.  For the avoidance of doubt, a Derivatives Trust Series may also invest in other assets, including Securities.

(27) “Discretionary Assets” shall have the meaning assigned to it in Section 6.02.

(28) “Distribution Agent” shall mean the Custodian acting in its capacity as distribution agent pursuant to Section 6.04 herein.

(29) “Distribution Date” shall have the meaning assigned to it in the Series MSA Supplement.

(30) “DTC” shall mean the Depository Trust Company.

(31) “Evaluation” shall have the meaning assigned to it in Section 5.01.

(32) “Evaluation Time” shall mean the close of trading of the New York Stock Exchange or such other time as may be stated in the Prospectus related to a Series of Trust.

(33) “Evaluator” shall mean Olden Lane Advisors LLC and its successors in interest and to the extent the successor is the Depositor or Supervisor, determined in the manner specified in Section 5.04 or any successor evaluator appointed as hereinafter provided.

(34) “Failed Contract Security” shall have the meaning assigned to it in Section 3.13.

(35) “Fund” shall mean the collective Series of the Trust created by the Trust Agreement and Series Supplements, which shall consist of the Securities held and the Derivative Transactions under Derivative Agreements executed by the Depositor on behalf of the related Series of the Trust, undistributed income received or accrued thereon, any undistributed cash held in the Series Income or Series Capital Accounts or otherwise realized from the sale, redemption, liquidation, termination or maturity thereof.  The Fund shall also include any undistributed cash and Securities pledged by the Trust held in the Series Collateral Accounts.  Such amounts as may be on deposit in any Series Reserve Account hereinafter established shall be excluded from the Fund.

(36) “Fund Shares” shall mean any Securities issued by an investment company registered under the Investment Company Act.

(37) “Grantor Trust” shall mean a Series of Trust which shall be treated as a “grantor trust” under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended, and as an “investment trust” pursuant to Treasury Regulations Section 301.7701-4(c), and the parties to this Master Services Agreement agree to construe this Master Services Agreement consistent with the intent that the Series of Trust is so treated.

(38) “Income Distribution” shall have the meaning assigned to it in Section 3.06.

(39)  “Index Trust” shall mean a Series of Trust which has elected to be taxed as a “regulated investment company” as defined in the United States Internal Revenue Code of 1986, as amended, and invests primarily in securities which are components of an index with the objective of (a) holding a portfolio of investments which substantially replicates the components of such index and the weightings thereof on an ongoing basis over such Series of Trust’s life and/or (b) achieving a total return comparable to such index on an ongoing basis over such Series of Trust’s life.  Such index related to an Index Trust shall be referred to herein as its “Target Index.”

(40) “Initial Date of Deposit” shall mean the date of the Series MSA Supplement applicable to a Series of Trust.

(41) “In-Kind Distribution” shall have the meaning assigned to it in Section 6.02.

(42) “Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

(43) “Letter of Credit” shall mean with respect to a Series of Trust any letter of credit or letters of credit provided to the Custodian for the account of the related Series of Trust or otherwise authorizing the Custodian to draw thereon, issued by a financial institution to secure the Depositor’s settlement, or provisions of funds required for settlement of the purchase of any Contract Security deposited in that Series of Trust. The Custodian shall record the amount of the credit allocable to each Series of Trust on the books and records of the Custodian.

(44) “Licensing Agreement” shall have the meaning assigned to it in Section 3.19.

(45) “Licensor” shall have the meaning assigned to it in Section 3.19.

(46) “Losses” shall mean, collectively, losses, costs, expenses, damages, liabilities and claims.

(47) “Mandatory Termination Date” shall have the meaning assigned to it in the Series MSA Supplement.

(48) “MFQS” shall mean Mutual Fund Quotation Service or similar service operated by NASDAQ or its successor.

(49) “NASDAQ National Market System” shall mean the registered national securities exchange operated by NASDAQ OMX and its successors in interest.

(50) “New Series” shall have the meaning assigned to it in Section 6.04.

(51) “Operational Losses” shall have the meaning assigned to it in Section 2.01.

(52) “Organization Expense Period” shall have the meaning assigned to it in Section 3.01.

(53)  “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

(54) “Prospectus” shall mean with respect to a Series of Trust the prospectus relating to that Series of Trust filed with the Securities and Exchange Commission pursuant to Rule 497 under the Securities Act, and dated the date of the Series MSA Supplement.

(55) “Record Date” shall have the meaning assigned to it in the Series MSA Supplement.

(56) “Redemption Date” shall have the meaning assigned to it in Section 6.02.

(57) “Redemption Price” shall have the meaning assigned to it in Section 6.02.

(58) “Reinvestment Notice Date” shall have the meaning assigned to it in Section 3.06.

(59) “Replacement Security” shall have the meaning assigned to it in Section 3.13.

(60) “Required Care” shall have the meaning assigned to it in Section 2.01.

(61)  “RIC” shall mean a Series of Trust which has elected to be treated as a “regulated investment company” as defined in Section 851 of the United States Internal Revenue Code of 1986, as amended, as described in Section 3.18.

(62) “Rollover Distribution” shall have the meaning assigned to it in Section 6.04.

(63) “Rollover Unitholder” shall have the meaning assigned to it in Section 6.04.

(64)  “Securities” shall mean with respect to any Series of Trust, the equity or debt securities (including stripped or zero-coupon obligations and it being understood that the Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by the Custodian in writing), of corporations or other entities (including governmental entities and their political subdivisions, authorities and agencies), including Contract Securities, delivered to the Custodian for the related Series of Trust and listed in the related Series MSA Supplement or which are delivered to the Custodian in connection with deposits to or purchases on behalf of the related Series of Trust pursuant to Section 2.01 hereof or as otherwise permitted hereby, and any securities received by the Custodian in exchange, substitution or replacement for such securities, as may from time to time continue to be held by the Custodian as a part of the related Series of Trust.

(65) “Securities Act” shall mean the Securities Act of 1933, as amended.

(66) “Series” shall mean each separate series of the Trust and its related series of Units, as the context may require, each as established by a Series Supplement to the Trust Agreement and as to which series of Trust and Units are governed by the related Series MSA Supplement.

(67) “Series Capital Account” shall have the meaning assigned to it in Section 3.03.

(68)  “Series Collateral Account” shall have the meaning assigned to it in Section 3.05.

(69)  “Series Income Account” shall have the meaning assigned to it in Section 3.02.

(70) “Series Supplement” shall mean with respect to each Series of Trust created pursuant to the Trust Agreement, the Series Supplement executed and delivered by the Depositor on behalf of the related Series of Trust in connection with the creation of such Series of Trust, including any schedules, exhibits, annexes or other attachments thereto, as amended from time to time.

(71)  “Series MSA Supplement” shall mean with respect to each Series of Trust and related Series of Units, the related supplement to the Master Services Agreement among the Trust, Custodian, Transfer Agent, Administrator, Depositor, Evaluator and Supervisor pertaining to such Series of the Trust and related Units which are governed by this Master Services Agreement, including any schedules, exhibits, annexes or other attachments thereto, as amended from time to time. A form of Series MSA Supplement is attached hereto as Annex A.

(72)  “Series Reserve Account” shall have the meaning assigned to it in Section 3.04.

(73)  “Special Redemption Date” shall mean the Mandatory Termination Date or such other meaning assigned to it in the Series MSA Supplement.

(74) “Subscription Notice” shall have the meaning assigned to it in Section 2.01.

(75) “Successor Service Providers” shall have the meaning assigned to it in Section 7.06.

(76) “Supervisor” shall mean Olden Lane Advisors LLC and its successors in interest and to the extent the successor is the Depositor or Evaluator, determined in the manner specified in Section 4.02 or any successor supervisor appointed as hereinafter provided.

(77) “Target Index” with respect to an Index Trust shall have the meaning assigned to it in the definition of “Index Trust” herein.

(78) “Trade Date” shall have the meaning assigned to it in Section 2.01.

(79) “Traded Equity Securities” shall mean common and preferred shares which are listed on the New York Stock Exchange or NASDAQ National Market System and traded in the U.S. public equity markets.

(80) “Trading Day” shall mean a Business Day subject to further limitation set forth in the Series MSA Supplement.

(81) “Transfer Agent” shall mean the Administrative & Custodial Party, and its successors in interest and to the extent its successor is the Successor Service Providers, determined in the manner specified in Section 7.06.

(82) “Trust” shall mean Olden Lane Trust, a Delaware statutory trust formed pursuant to the Trust Agreement, as supplemented for each Series thereof by the related Series Supplement.

(83) “Trust Agreement” shall mean the Trust Agreement dated as of February 10, 2015 establishing the Trust between the Depositor and the Trustee.

(84) “Trust Series Evaluation” shall have the meaning assigned to it in Section 6.01.

(85) “Trustee” shall mean Wilmington Trust, National Association, a national banking association, in its capacity as trustee under the Trust Agreement.

(86) “Underlying Asset to Unit Ratio” shall mean with respect to any Series of Trust, the quantity of Security(ies) and/or Derivative Transaction(s) attributable to each related Unit existing on the Initial Date of Deposit.  Specifically, for each Unit of a given Series, as applicable, (i) for equity Securities, the number of shares of each issue of Securities attributable thereto, (ii) for standard debt Securities, the par amount of each issue of debt Securities attributable thereto and (iii) for stripped or zero-coupon debt Securities, the face value of each issue of stripped or zero-coupon debt Securities (computed separately for each maturity) attributable thereto, in each case, existing on the Initial Date of Deposit.  In the case of an Index Trust, the actual number of shares of each issue of Securities attributable to each Unit necessary to cause the Index Trust portfolio to replicate, to the extent practicable, the Index Trust’s Target Index on the Initial Date of Deposit.  With respect to a Derivatives Trust Series, for each Unit, the notional amount, number of options, number of index units or other similar quantity of each Derivative Transaction attributable thereto on the Initial Date of Deposit.  The Underlying Asset to Unit Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the sale, redemption or liquidation of any of the Securities or the occurrence of a stock dividend, stock split, conversion, exchange or a similar event which affects the Security or Derivatives Transaction.

(87) “Unit” at any time, shall mean with respect to any Series of Trust, the undivided beneficial interest in and ownership of the related Series of Trust which shall be initially equal to the fraction specified in the Series MSA Supplement, the numerator of which is one and the denominator of which shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof, (2) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03 and (3) decreased by the number of any Units redeemed as provided in Section 6.02 hereof.  Whenever reference is made herein to the “interest” of a Unitholder in the related Series of Trust or in the Series Income and Series Capital Accounts, it shall mean such undivided beneficial interest represented by the number of Units held of record by such Unitholder.

(88) “Unit Sale Contracts” shall have the meaning assigned to it in Section 2.01.

(89) “Unit Value” shall have the meaning assigned to it in Section 6.01.

(90) “Unitholder” shall mean with respect to any Series of Trust, the registered holder of any related Unit (as further discussed in Section 2.03) as recorded on the books of the Transfer Agent, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Unit, and, as such, shall be deemed a beneficiary of the related Series of Trust to the extent of his or her pro rata share thereof.

Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.  The words “herein,” “hereby,” “herewith,” “hereof,” “hereinafter,” “hereunder,” “hereinabove,” “hereafter,” “heretofore” and similar words or phrases of reference and association shall refer, collectively, to this Master Services Agreement as incorporated into, and amended or supplemented by, a Series MSA Supplement, in its entirety. The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Master Services Agreement nor shall they affect its meaning, construction or effect.

ARTICLE II

Deposit, Acceptance, and the Form and Issuance of Units

Section 2.01.   Deposit of Securities; Derivative Agreements.  (a)  With respect to a given Series of Trust, on the date of the related Series MSA Supplement and Series Supplement, the Depositor will deliver to the Custodian the Securities identified in the related Series MSA Supplement by credit to the account of the Custodian, for the benefit of the Trust, by DTC or other applicable clearance system or registrar of transfer, or if certificated, by delivery of certificates duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held and applied by the Custodian as herein provided accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this Section 2.01.  The Depositor shall deliver to the Custodian the Securities identified in the related Series MSA Supplement which were represented by Contract Securities within 10 calendar days after the date of the Series MSA Supplement (the “Delivery Period”).  If a contract to buy such Contract Securities is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities to be delivered pursuant to such contract are not delivered to the Custodian by the end of the Delivery Period, the Series of Trust directs the Custodian immediately to draw on the Letter of Credit, if any, in its entirety, and apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.13. In the event that the Custodian draws on the Letter of Credit, the Custodian shall provide the Depositor with notice of the withdrawal.  If the Depositor does not take the action specified in Section 3.13 within 10 calendar days of the end of the Delivery Period, the Custodian and Transfer Agent shall forthwith take the actions specified in Sections 3.13 and 2.01(d).

(b) (1)  With respect to a given Series of Trust, from time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, (i) to assign, convey to and deliver to the Custodian additional Securities, by credit to the account of the Custodian by DTC or other applicable clearance system or registrar of transfer, or if certificated, by delivery of certificates duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or purchase contracts relating to Contract Securities accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this Section 2.01); (ii) to deliver to the Custodian a list of additional Securities which the Depositor shall cause to be purchased for the account of the related Series of Trust and to deliver to the Custodian cash (or a Letter of Credit obtained for the benefit of the Series of Trust in lieu of cash and to be recorded on the books and records of the Custodian for the Series of Trust), in an amount equal to the portion of the aggregate Unit Value of the Units created by such deposit attributable to the additional Securities to be purchased; and/or (iii) to subscribe for the related Series of Units as specified in paragraph (i) of this Section 2.01 and to deliver to the Custodian, additional Securities, Contract Securities representing such additional Securities or a list of additional Securities which the Depositor shall cause to be purchased for the account of the related Series of Trust accompanied by cash and/or Letter(s) of Credit as specified in paragraph (j) of this Section 2.01.  Except as provided in the following subparagraphs (2), (4) and (5), the Depositor, in each case, shall ensure that each delivery of additional Securities pursuant to this Section shall (hereinafter referred to as a “Deposit”), after such Deposit, maintain, as nearly as practicable, the Underlying Asset to Unit Ratio.  A Series of Trust’s acquisition of additional Securities by any of the foregoing authorized methods shall be made pursuant to a notice of Deposit of additional Securities delivered by the Depositor to the Custodian, to be held on behalf of the Trust, to which shall be annexed a list of the additional Securities to be deposited or acquired by the Depositor for the account of the related Series of Trust, as applicable.  The Depositor may act as broker or agent to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. In no instance will the Custodian be responsible for broker selection, execution of securities transactions or execution quality, and at all times in this respect, the Custodian will act solely to settle securities transactions at the direction of the Depositor.

(2)  With respect to an Index Trust, such additional Securities may be delivered to the Custodian or purchased in round lots; if the amount of the Deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be delivered to the Custodian or purchased by the Depositor in a manner to replicate, after such Deposit or purchase, as nearly as practicable, the weighting of the constituents in the related Target Index.

(3)  With respect to a given Series of Trust, the Depositor shall deliver the additional Securities which were not delivered concurrently with the Deposit of additional Securities and which were represented by Contract Securities within 10 calendar days after such Deposit of additional Securities (the “Additional Securities Delivery Period”).  If a contract to buy such Securities between the Depositor and the seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Custodian on behalf of the related Series of Trust by the end of the Additional Securities Delivery Period for such Deposit, the Series of Trust directs the Custodian as promptly as practicable under the circumstances to draw on the Letter of Credit, if any, in its entirety, and apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.13. If the Depositor does not take the action specified in Section 3.13 within 10 calendar days of the end of the Additional Securities Delivery Period, the Custodian and Transfer Agent shall forthwith take the actions specified in Sections 3.13 and 2.01(d).

(4)  In connection with and at the time of any Deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall replicate Cash (as defined below) received or receivable by the related Series of Trust as of the date of such Deposit.  For purposes of this paragraph, “Cash” means, as to a Series Capital Account, cash or other property (other than Securities) on hand in that Series Capital Account or receivable and to be credited to that Series Capital Account as of the date of the Deposit (other than amounts to be distributed solely to persons other than Unitholders of the related Series of Units created by the Deposit) and, as to a Series Income Account, cash or other property to be credited to that Series Income Account received by the related Series of Trust as of the date of the Deposit or receivable by the related Series of Trust in respect of a record date for a payment on a Security which has occurred or will occur before the related Series of Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Administrator’s calculations of distributions from that Series Income Account pursuant to Section 3.06) to a distribution made or to be made in respect of a Record Date occurring prior to the Deposit.  Such replication will be made on the basis of a fraction, the numerator of which is the number of Units of the related Series of Trust created by the Deposit and the denominator of which is the number of Units of the related Series of Trust which are outstanding immediately prior to the Deposit.

(5)  Any contrary authorization in the preceding paragraphs notwithstanding, (i) Deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for Deposits made to replace Failed Contract Securities if such Deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Underlying Asset to Unit Ratio existing immediately prior to such Deposit and (ii) unless the related Series MSA Supplement otherwise provides, Deposits of additional Securities shall replicate the maturity value per Unit of the related Series of Trust of any stripped or zero-coupon obligations.  The provisions of clause (i) of the preceding sentence shall not apply to any a Series of Trust that elects to be taxed as a RIC.

(c) In connection with the Deposits described in Section 2.01(a) and (b), the Depositor has delivered to the Custodian, in the case of Section 2.01(a), Deposits, and, prior to the Custodian accepting a Section 2.01(b) Deposit, the Depositor will deliver cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Securities included in such Deposit.  The terms of any Letter of Credit must unconditionally allow the Custodian to draw on the full amount of the available Letter of Credit and deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing account for a related Series of Trust.  If any Contract Security requires settlement in a foreign currency, in connection with the deposit of such Contract Security, the Depositor will deliver to the Custodian either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Security and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contract.  Neither Custodian, nor any other Administrative & Custodial Party, shall have a duty to verify the sufficiency of cash and/or Letter(s) of Credit. On the date of delivery to the Custodian of Securities or additional Securities whose purchase is secured by a Letter of Credit, the Custodian is directed to downpost the amount available under the Letter of Credit by an amount equal to the purchase price of the Contract Securities of such Securities or additional Securities.

(d) In the event that the purchase of Contract Securities pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Securities are not delivered to a related Series of Trust in accordance with Section 2.01(a) or 2.01(b) and the moneys, or, if applicable, the moneys drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.13 purchases of Replacement Securities, such funds, to the extent of the purchase price of Failed Contract Securities for which no Replacement Securities were acquired pursuant to Section 3.13, shall be credited to the related Series Capital Account and distributed pursuant to Section 3.06 to Unitholders of the related Series of Trust of record as of the Record Date next following the failure of consummation of such purchase.  The Depositor shall cause to be refunded to Unitholders of the related Series of Trust, the pro rata portion of the sales charge levied on the sale of Units of the related Series of Trust to such Unitholder attributable to such Failed Contract Security.  Any amounts remaining from moneys drawn on the Letter of Credit which are not used to purchase Replacement Securities shall be paid to the Depositor.

(e) The Custodian is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Custodian or to the name of its nominee for the benefit of the Series of Trust, or to hold the Securities in a clearing agency registered or exempt from registration with the Securities and Exchange Commission or, to the extent permitted by applicable law and regulations, exemptive order or other regulatory action, through foreign sub-custodians. Securities and cash deposited by the Custodian in a depository, including as applicable any foreign depository, will be held subject to the rules, terms and conditions of such entity. The Custodian shall have no liability whatsoever for the action or inaction of a depository, foreign depository, if applicable, or clearing agency, or for any Losses resulting from the maintenance of assets with such entity, provided Custodian has exercised reasonable care, prudence and diligence in monitoring and providing to the Series of Trust such reports and analysis as is available in connection with the internal accounting controls, financial strength and custody risks associated with maintaining assets with such entity.

The Custodian will place and maintain in the care of a foreign sub-custodian any Series of Trust’s foreign securities, cash and cash equivalents in amounts reasonably necessary to effect that Series of Trust’s foreign securities transactions with an entity in compliance with applicable law. Such entity may be an affiliate or subsidiary of the Custodian or any other entity in which the Custodian may have an ownership interest.  The Depositor will not deposit any foreign security unless the Depositor has first consulted the Custodian, and the Depositor has determined that the custody of such security may be maintained by an eligible foreign custodian acceptable to the Custodian in the principal market for such security which shall be identified in the Series MSA Supplement for the related Series of Trust.  Except as may be otherwise required by applicable law and regulations and any exemptive or other regulatory action, the Custodian shall only be responsible to exercise reasonable care in the selection or retention, monitoring and continued use of a foreign sub-custodian in light of prevailing rules, terms, practices and procedures in the relevant market (“Required Care”).  The Custodian shall be liable for repayment of the cash credited to an account of the Series of Trust and cash credited to the Series of Trust’s or the Custodian’s cash account at a foreign sub-custodian that the Custodian is not able to recover from the foreign sub-custodian (other than as a result of a Country Risk Event).  With respect to any Losses incurred by the Fund as a result of an act or the failure to act by any foreign sub-custodian (“Operational Losses”), the Custodian shall be liable for: (i) Operational Losses with respect to Securities or cash held by the Custodian with or through an Administrative & Custodial Party or affiliate to the extent the Custodian would be liable under this Master Services Agreement if the applicable act or failure to act was that of the Custodian; and (ii) Operational Losses with respect to Securities or cash held by the Custodian with or through a foreign sub-custodian (other than an Administrative & Custodial Party) to the extent that such Operational Losses were directly caused by failure on the part of the Custodian to exercise Required Care; provided that in no event shall the Custodian have any liability for Operational Losses arising out of or relating to a Country Risk Event.  With respect to all other Operational Losses not covered by clauses (i) and (ii) (including the proviso) above, the Custodian shall take appropriate action to recover such Operational Losses from the applicable foreign sub-custodian and the Custodian’s sole liability shall be limited to amounts recovered from such foreign sub-custodian (exclusive of costs and expenses incurred by the Custodian).

(f) With respect to a Derivatives Trust Series, the Depositor, on the date of the Series MSA Supplement, will enter into one or more Derivative Transactions on behalf of the related Series of Trust and execute and deliver the Derivative Agreements identified in the Series MSA Supplement.  The Depositor hereby agrees that on the date of any Deposit of additional Securities to a Derivatives Trust Series, the Depositor will, on behalf of the related Series of Trust, execute and deliver such additional Derivative Agreements and related additional Derivative Transactions, provided that any such additional Derivative Agreements and additional Derivative Transactions shall have terms which are, except for the quantity and trade date, the same as Derivative Agreements and Derivative Transactions identified in the Series MSA Supplement for such Derivatives Trust Series, and the Depositor shall assure that all additional Derivative Agreements and Derivative Transactions entered into in connection with the issuance of additional Units of the related Series of Trust shall maintain, as nearly as practicable, the related Series of Trust’s Underlying Asset to Unit Ratio and shall otherwise comply with the provisions for the Deposit of additional Securities of this Section 2.01 (including Section 2.01(b)(5) with respect to additional Derivative Transactions after the 90-day period immediately following the Initial Date of Deposit with respect to a Series of Trust which does not elect to be taxed as a RIC).  In connection therewith the Depositor shall comply with any applicable restrictions or requirements under the Investment Company Act. In no event will an Administrative & Custodial Party be deemed to have any responsibility for maintaining or observing the requirements of such restrictions under the Investment Company Act, nor shall an Administrative & Custodial Party have liability for failure of the Series of Trust to adhere to such requirements or restrictions.  The relevant Series MSA Supplement shall state the extent to which the Series of Trust’s obligations to pay any amounts due from the related Series of Trust under a Derivative Agreement are designated to be secured by a pledge in respect of the related Series of Trust’s assets. The Depositor shall assure that each Derivative Agreement entered into on behalf of a Series of Trust shall satisfy all of the following requirements:

(i) Each Derivative Agreement shall comply with all applicable requirements and restrictions under the Investment Company Act, as amended.

(ii) The terms of each Derivative Agreement shall provide that (x) in no event will any Administrative & Custodial Party be personally liable for any payment, cost or expense arising from or in connection with such Derivative Agreement or otherwise entered into by the Depositor on behalf of the related Series of Trust in connection with such Derivative Agreement, and (y) each Derivative Counterparty dealing in respect of a Derivative Agreement shall look solely to the assets of the related Series of Trust for the performance of the obligations of the related Series of Trust, with respect to such Derivative Agreement and each Derivative Agreement shall expressly provide that each Administrative &

Custodial Party and the Depositor shall not be personally liable in respect of any obligation of the related Series of Trust under such Derivative Agreement.

(iii) Each Derivative Agreement shall provide for its termination and liquidation as necessary (x) to provide funds for redemption of Units of the related Series of Trust and (y) in the event of dissolution of the related Series of Trust pursuant to any applicable dissolution provision.

(g) With respect to a Derivatives Trust Series, the Depositor is authorized to take such action and exercise such rights or remedies pursuant to Derivative Agreements as the Depositor shall from time to time determine to be in the best interests of that Series of Trust and its related Unitholders.  The Custodian shall take no action with respect to any Derivative Agreement except pursuant to the instruction of the Depositor.

(h) No Administrative & Custodial Party shall have any responsibility for the terms of any Derivative Agreement or for any action taken pursuant to the Depositor’s written instruction or omitted to be taken in the absence of specific written instruction from the Depositor with respect to a Derivative Agreement.

(i) With respect to any Series of Trust and subject to the requirements set forth in this Section 2.01(i) and unless the related Prospectus otherwise requires, the Depositor may, on any Trading Day (the “Trade Date”), subscribe for additional Units of the related Series of Trust as follows, provided that the Depositor shall concurrently with such subscription enter into contracts for the sale of such Units (“Unit Sale Contracts”) with the purchaser’s obligations under the Unit Sale Contracts guaranteed by the National Securities Clearing Corporation:

(i) As soon as practicable after the Evaluation Time on the Trade Date, the Depositor shall provide notice (the “Subscription Notice”) to the Transfer Agent and the Custodian by telephone or by written communication, of the Depositor’s intention to subscribe for additional Units, orders for which the Depositor received prior to the Evaluation Time on the Trade Date.  The Subscription Notice shall identify the additional Securities to be acquired (which will be a replication of the then existing portfolio, as and to the extent specified in the provisions of Section 2.01(b)) and shall either (a) specify the quantity of additional Securities to be delivered by the Depositor on the settlement date for such subscription or (b) specify the additional Securities which the Depositor will cause to be purchased for the account of the related Series of Trust, in accordance with the provisions of Section 2.01(b) and with an aggregate value as specified in the Subscription Notice.  The Depositor hereby assigns to the Trust, as security for the Depositor’s obligations under paragraph (iii) of this Section 2.01(i), all of the Depositor’s right, title and interest in and to the Unit Sale Contracts and appoints the Transfer Agent, as agent for the Trust, as its attorney-in-fact with full authority to deliver Units to the counterparties on behalf of the Depositor against payment. The Trust, and the Transfer Agent on its behalf, shall have the authority to enforce all of the Depositor’s rights under such assigned Unit Sale Contracts.

(ii) Promptly following the Evaluation Time on the Trade Date, the Depositor shall, by a Subscription Notice, verify with the Custodian the number of additional Units to be created and additional Securities to be delivered and, for the account of the related Series of Trust, enter into contracts for the purchase of the additional Securities specified in the Subscription Notice as being additional Securities which the Depositor would cause to be purchased for the account of the related Series of Trust.

(iii) Not later than the time on the settlement date in respect of such subscription when the Transfer Agent is to deliver or assign the additional Units specified in the Subscription Notice, the Depositor shall deliver to the Custodian (a) any additional Securities specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a Letter of Credit in the amount necessary to settle such contracts) or (b) cash in an amount equal to the aggregate value of the additional Securities specified in the Subscription Notice to be acquired by the Depositor for the account of the related Series of Trust, and adding or subtracting the difference between such aggregate value and the product of (x) the Unit Value of the related Series of Trust computed pursuant to Section 6.01 for the Business Day preceding the Trade Date, times (y) the verified number of additional Units of the related Series specified in the Subscription Notice.

(iv) On the settlement date for such subscription, the Transfer Agent shall, in exchange for the Securities and cash or Letter of Credit described above, deliver to, or assign in the name of or on the order of, the Depositor, the verified number of additional Units specified in the Subscription Notice.

(v) In the event the Depositor fails to take such action required by paragraph (iii) above, the Trust hereby directs the Custodian to the extent of funds then held in the Series Capital Account of the related Series of Trust and the proceeds of the Unit Sale Contracts received by the Transfer Agent on the settlement date for such subscription to settle the securities transactions specified in the Subscription Notice to the custody account of the Trust.

(vi) No Administrative & Custodial Party shall have responsibility for any loss or depreciation resulting from the failure of the Depositor to take the actions required by paragraph (iii) above.

(j) Any obligation or deliverable required of the Depositor hereunder can be performed or delivered, as the case may be, by an agent or designee of the Depositor, provided, however, that the Depositor shall be liable for actions or omissions of such agent or designee as fully as if the Depositor had itself performed such action or omitted to act.

(k) The Depositor is solely responsible for the composition of the Series of Trust’s portfolio.  No Administrative & Custodial Party shall have responsibility for the acquisition of additional Securities or additional Derivative Transactions (including, without limitation, the selection of a broker or the amount of any brokerage commission) other than, in the case of the Custodian, to accept for settlement the purchases, when acquired by the Depositor, on behalf of the Series of Trust, for the account of the relevant Series of Trust from funds delivered by the Depositor or drawn on a Letter of Credit, and, as applicable, to confirm that the additional Securities received conform to the list of Contract Securities deposited by the Depositor or to the list of additional Securities to be acquired for the account of the relevant Series of Trust. The Custodian shall not be responsible for the title, validity or genuineness of any Securities or evidence of title thereto received by it or delivered by it pursuant to this Master Services Agreement or for Securities held hereunder being freely transferable or deliverable without encumbrance in any relevant market.

Section 2.02.  Acceptance of Custody of Trust Assets.  The Custodian hereby agrees to hold and will hold the assets of each Series of Trust as Custodian for the Trust and the related Series, subject to the terms and conditions set forth in this Master Services Agreement and the applicable Series MSA Supplement.

Section 2.03.  Issuance of Units.  (a)  Upon the Custodian’s confirmation to the Transfer Agent of the Custodian’s receipt of the Securities identified in the related Series MSA Supplement, cash and/or Letters of Credit referred to in Section 2.01(a) hereof and, with respect to a Derivatives Trust Series, upon the execution by the Depositor on behalf of the related Series of Trust of one or more Derivative Agreements, the Transfer Agent shall record the ownership by the Depositor, or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the related Series MSA Supplement.  The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor in writing, on any day on which the Depositor is the only Unitholder, which revised number of Units shall be recorded by the Transfer Agent.  With respect to any Series, upon the Custodian’s confirmation to the Transfer Agent of any Deposit of additional Securities with the Custodian, and, with respect to a Derivatives Trust Series, upon the Depositor’s entering into any additional Derivative Transactions, the Transfer Agent shall record the ownership by the Depositor, or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units of the related Series to be issued in respect of such additional Securities so delivered or the amount of such additional Derivative Transaction. If so requested, the Transfer Agent shall provide the Depositor written confirmation of the recording of such ownership.

(b) Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Transfer Agent, and no Unitholder shall be entitled to the issuance of a certificate evidencing the Units owned by such Unitholder. The only permitted registered holder of Units shall be the DTC (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in DTC. Notwithstanding the foregoing, the Transfer Agent is authorized to, and shall when requested by DTC, issue to DTC (or its nominee, Cede & Co.), balance certificates evidencing all Units of each Series of Trust held by DTC from time to time, in such form as DTC shall specify. Should DTC cease to be the registered holder of Units in a Series of Trust, the Transfer Agent may either register Units in such names as DTC shall direct or dissolve the relevant Series of Trust in the manner provided in Section 9.02 and shall have no liability to any person for such dissolution.

(c) For all purposes of the administration of the Series of Trust, a Unit created by a supplemental deposit pursuant to Section 2.01 or by a subscription pursuant to Section 2.01(i) shall be treated as outstanding on the first Business Day following the relevant deposit or subscription, respectively, and a Unit tendered for redemption shall be treated as no longer outstanding on the first Trading Day following the Transfer Agent’s receipt of the tendered Unit.

Section 2.04.  Separate Series.  The Trust shall be composed of one or more separate Series of beneficial interests in one or more segregated pools of assets of the Trust pursuant to Section 3806(b)(2) of the Delaware Statutory Trust Act and each Series of Trust shall be a separate Series of Trust within the meaning of Section 3804(a) of the Delaware Statutory Trust Act. As such, separate and distinct records shall be maintained for each Series of Trust by each of the Trust, Custodian, Transfer Agent, Administrator, Depositor, Evaluator and Supervisor, and the assets of the Trust associated with any such Series of Trust shall be held in separate and distinct records (whether held directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately and apart from the assets of the Trust or any other Series of Trust.  The forgoing sentence shall not require the Administrative & Custodial Parties to effect any additional duties other than those specified in this Agreement or related Series MSA Supplement. The assets of one Series of Trust shall be segregated in the records maintained separate for the Series of Trusts. The expenses of any one Series of Trust shall not be charged against any other Series of Trust.  Except as provided herein, Units representing the ownership of an undivided beneficial interest in one Series of Trust shall not be exchangeable for Units representing the ownership of an undivided beneficial interest in any other Series of Trust.

ARTICLE III

Administration

Section 3.01.  Initial Cost.  Subject to reimbursement as hereinafter provided, the cost of organizing each Series of Trust and the sale of the related Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this Section 3.01 shall not include any fees or other expenses incurred in connection with the administration of any Series of Trust subsequent to the Deposit referred to in Section 2.01.  At the earlier of (i) six months after the Initial Date of Deposit or (ii) the conclusion of the period of time during which a Series of Trust’s organization expenses will be included in the public offering price of the related Units (such period, the “Organization Expense Period”), the Custodian is hereby directed to withdraw from the account or accounts specified in the Prospectus or, if no account is specified therein, from the Series Capital Account, and pay to the Depositor the Depositor’s reimbursable expenses of organizing that Series of Trust in an amount certified to the Administrator, the Custodian and the Trust by the Depositor.  In no event shall the amount paid to the Depositor for the Depositor’s reimbursable expenses of organizing that Series of Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for that Series of Trust multiplied by the number of Units of that Series of Trust outstanding as of the conclusion of the Organization Expense Period, nor shall the Depositor be entitled to or request reimbursement for expenses of organizing any Series of Trust incurred after the conclusion of the related Organization Expense Period.  If the cash balance of the Series Capital Account is insufficient to make such withdrawal, the Depositor shall sell Securities and terminate Derivative Transactions identified by the Supervisor, and shall direct the Custodian to distribute to the Depositor Securities having a value, as determined under Section 5.01 as of the date of distribution, sufficient for such reimbursement, provided that such distribution is permissible under the Trust Agreement and Series Supplement and applicable laws and regulations.  Securities sold and Derivative Transactions terminated or Securities distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold, terminated or distributed by the Custodian, to the extent practicable, in the Underlying Asset to Unit Ratio then existing (unless that Series of Trust elects to be treated as a RIC, in which case sales or distributions by the Custodian shall be made in accordance with the instructions of the Supervisor or its designees).  The reimbursement provided for in this Section 3.01 shall be for the account of Unitholders of record at the conclusion of the Organization Expense Period.  Any assets delivered to the Custodian in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of that Series of Trust for all purposes hereunder.  Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be deposited with the Custodian, and shall not accrue interest, and such cash shall be reserved for such purposes and, accordingly, prior to the Organization Expense Period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence.  If a Unitholder redeems Units prior to the conclusion of the initial offering period, the Custodian shall pay the Unitholder, in addition to the Unit Value of the tendered Units (to the extent in the computation of which the expenses reimbursable pursuant to this Section 3.01 shall have been deducted), unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing that Series of Trust set forth in the related Prospectus, or such lower revision thereof most recently communicated to the Custodian by the Depositor, ratably reduced to account for the abbreviated initial offering period, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in that Series of Trust is insufficient for such payments, the Depositor shall sell Securities and terminate Derivative Transactions in accordance with Section 6.02.  As used herein, the Depositor’s reimbursable expenses of organizing each Series of Trust and sale of the related Units shall include, but are not limited to, the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), this Master Services Agreement, the Trust Agreement and other documents relating to that Series of Trust, the cost of the negotiation and preparation of any Derivative Agreements and any other related agreements, securities regulators, commodities regulators and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of that Series of Trust, the costs of a portfolio consultant, if any, licensing fees, if any, the initial fees and expenses of the Trustee, the Custodian, the Transfer Agent and the Administrator, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

Section 3.02. Series Income Account; Optional Crediting of all Receipts to Series Capital Account.  With respect to each Series of Trust, the Custodian shall collect interest, dividends or other like cash distributions on the Securities held in the related Series Capital Account as such is received by that Series of Trust (including all moneys representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities and other income attributable to a Failed Contract Security for which no Replacement Security has been obtained pursuant to Section 3.13 hereof) and credit such income to a separate account for each Series of Trust to be known as the “Series Income Account.” The Custodian shall not be responsible for the failure to receive payment of, or the late payment of, income or other payments due to an account of the Series of Trust. Further, the Custodian shall have no duty to take any action to collect any amount payable on Securities in default or if payment is refused after due demand and presentment.

Any non-cash distributions received by a Series of Trust to the extent they would be treated as dividend or interest income under the Internal Revenue Code of 1986, as amended, shall be sold by the Depositor for the account of the Series of Trust and the proceeds shall be credited to the Series Income Account.  Except as provided in the preceding sentence, non-cash distributions received by a Series of Trust (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Series of Trust) shall be dealt with in the manner described in Section 3.12 and shall be retained or disposed of by a Series of Trust according to those provisions.  The proceeds of any disposition shall be credited to the Series Income Account of the related Series of Trust.  No Administrative & Custodial Party nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

All other distributions received by a Series of Trust shall be credited to its Series Capital Account.

Nothing in this Master Services Agreement, or otherwise, shall be construed to require the Custodian or Administrator to make any adjustments between the Series Income and Series Capital Accounts by reason of any premium or discount in respect of any of the Securities.

Notwithstanding the foregoing, the Series MSA Supplement for any Series of Trust which elects to be taxed as a RIC may provide that all receipts, other than amounts to be credited to the Series Reserve or Series Collateral Accounts, shall be credited to the Series Capital Account, and all payments, other than payments to be made from the Series Reserve or Series Collateral Accounts, shall be paid from the Series Capital Account, provided that the Administrator shall maintain accounting records which separately identify such credits and payments in substantially the same manner as if a separate Series Income Account and Series Capital Account were established pursuant to this Master Services Agreement, as amended from time to time.

Section 3.03.  Series Capital Account.  With respect to each Series of Trust, the Securities and Derivative Agreements of such Series of Trust and all moneys, other than amounts credited to the Series Income Account or the Series Collateral Accounts, received by the Custodian in respect of Securities or Derivative Agreements of the related Series of Trust shall be credited to a separate account for the related Series of Trust to be known as the “Series Capital Account” (except for moneys deposited by the Depositor or moneys pursuant to draws on the Letter of Credit for purchase of Contract Securities pursuant to Section 2.01, which shall be separately held in the related Series of Trust by the Custodian for such purpose and shall not be credited to the Series Capital Account except as provided in Section 2.01(d)). In performing the services required of it under the terms of this Master Services Agreement or any Series MSA Supplement, the Administrator shall not be responsible for determining whether any interest accruable to the Fund is or will be actually paid, but will accrue such interest until otherwise instructed by such Series of Trust.

Section 3.04.  Series Reserve Account.  With respect to each Series of Trust, from time to time, the Custodian shall be directed by the Depositor to withdraw, from the cash on deposit in the related Series Income Account or Series Capital Account of that Series of Trust, such amounts as it, in the Depositor’s sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of such Series of Trust.  Such amounts so withdrawn shall be credited to a separate account for that Series of Trust which shall be known as the “Series Reserve Account.”  The Administrator shall not be required to include as a Series of Trust’s liabilities and expenses, or as a reduction of Net Asset Value, any accrual for any federal, state or foreign income taxes unless the Depositor (or the independent accountants engaged by the Depositor pursuant to Section 7.03) shall have specified the precise amount of the same to be included in liabilities and expenses or used to reduce Net Asset Value. The Transfer Agent shall not be required to distribute to the Unitholders any of the amounts in the Series Reserve Account. If the Depositor, in its sole discretion, determines that such amounts in the Series Reserve Account are no longer necessary for payment of any applicable taxes or other charges, liabilities or obligations, then it shall promptly direct the Custodian to re-deposit such amounts in the account from which withdrawn or if such Series of Trust shall have dissolved or shall be in the process of dissolution, the Transfer Agent shall distribute to each Unitholder such Unitholder’s interest in the Series Reserve Account in accordance with Section 9.02.

Section 3.05.  Series Collateral Accounts.  In respect of a Derivatives Trust Series, the Custodian shall, if directed in the Series MSA Supplement, establish one or more Series Collateral Accounts, on such terms as the Depositor may negotiate on behalf of the Series of Trust (each such account, a “Series Collateral Account”), for the purpose of holding collateral under the relevant Credit Support Agreement, which accounts shall be subject to the terms and conditions set forth in the related Series MSA Supplement.  The Series MSA Supplement will also specify that as instructed by the Depositor, the Custodian shall make payments and transfers to or from such Series Collateral Accounts to the extent the Depositor represents that the same are specified in the Series MSA Supplement, and in providing such instruction the Depositor shall take into account and identify any amounts required for payments (or required to be reserved for payments) provided in Section 3.06(a).

Section 3.06.  Deductions and Distributions.  (a)  With respect to each Series of Trust, on or immediately after each related Record Date, the Depositor shall satisfy itself as to the adequacy of the Series Reserve Account and direct the Custodian to make any further credits thereto as may appear to the Depositor appropriate in accordance with Section 3.04 (and in the absence of such direction, the Custodian shall make no such credit). On or immediately after such Record Date, or at such other time specified in the Series MSA Supplement, the Custodian is hereby directed with respect to each Series of Trust to take the following actions:

(i) deduct from the Series Income Account or, to the extent funds are not available in such Series Income Account, from the Series Capital Account and pay to the Administrative & Custodial Parties and the Trustee the amounts that they are at the time entitled to receive pursuant to Section 7.05 and the Trust Agreement, respectively; and on the Initial Date of Deposit, the Depositor and Trustee shall provide the Custodian and Administrator written notice of the amount of the Trustee’s compensation and the method for calculating its accrual and payment, and shall provide written notice of any change therein concurrently prior to the effective time of such change;

(ii) deduct from the Series Income Account or, to the extent funds are not sufficient therein, from the Series Capital Account, amounts necessary to pay any unpaid expenses of the relevant Series of Trust, including registration charges, state blue sky fees, printing costs, attorneys’ fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the Units and the Series of Trust on a current basis pursuant to Section 9.05;

(iii) deduct from the Series Income Account or, to the extent funds are not available in such Series Income Account, from the Series Capital Account and pay to, or reserve for, the Depositor, Supervisor and Evaluator the amount that it is at the time entitled to receive pursuant to Section 3.14 and Section 3.15;

(iv) deduct from the Series Income Account or, to the extent funds are not available in such Series Income Account, from the Series Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.09, as certified to by the Depositor; and

(v) deduct from the Series Income Account or, to the extent funds are not available in such Series Income Account, from the Series Capital Account and pay to, or reserve for the Licensor the amount it is at the time entitled to receive pursuant to the Licensing Agreement.

(b) If the Prospectus for a Series of Trust so provides, the Custodian, as of the “First Settlement Date,” as set forth in the section entitled “Summary of Essential Information” in the Prospectus, will pay the Depositor, as the sole owner of the related Units, the amount of interest accrued to such date on the Securities referenced in the Prospectus which are deposited in that Series of Trust, net of a proportionate amount of that Series of Trust’s expenses attributable to the period between the date of the Series MSA Supplement and the First Settlement Date.  To the extent the funds then held in the Series Income Account are insufficient to make such distribution, the Custodian may, in its sole discretion, advance funds to that Series of Trust and shall be entitled to reimbursement, without interest, for such advancements from income received by that Series of Trust before any further distributions shall be made from the Series Income Account to Unitholders of that Series of Trust.  Subsequent distributions to Unitholders of that Series of Trust shall be made by the Transfer Agent from funds supplied by the Custodian from the Series Income Account and Series Capital Account as hereinafter provided.

(i) On each Distribution Date, the Transfer Agent shall distribute to each Unitholder of record at the close of business on the preceding Record Date an amount per Unit equal to such Unitholder’s Income Distribution (as defined below in paragraph (c) of this Section 3.06), plus such Unitholder’s pro rata share of the balance of the Series Capital Account (computed as provided below in paragraph (d) of this Section 3.06) provided, however, that if on such Record Date the Series Capital Account does not contain any proceeds from matured Securities, the Transfer Agent shall not, unless the Depositor otherwise directs, make a distribution from the Series Capital Account unless the amount available for distribution shall equal or exceed $1 per Unit with respect to Units having an initial value (as used herein “initial value” is as shown in the Prospectus for the Series of Trust) of approximately $1,000, or per 10 Units, 100 Units or 1000 Units if the initial value of the Units was approximately $100, $10 or $1, respectively, except that, notwithstanding any provisions herein to the contrary, (x) with respect to any Series of Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Transfer Agent shall, on any Distribution Date, distribute the cash available for distribution in the Series Income and Series Capital Accounts within the meaning of Treas. Reg. Section 1.671-5(b)(5) if the aggregate amount of such cash available for distribution is equal to or greater than .1% of the net asset value of such Series of Trust on the related Record Date and (y) with respect to any Series of Trust which has elected to qualify as a “regulated investment company,” the Transfer Agent shall make such distributions from the Series Income and Series Capital Accounts as may be necessary, as determined and communicated to the Transfer Agent by that Series of Trust’s independent accountants engaged by the Depositor pursuant to Section 7.03, in order to avoid the imposition of any income or excise taxes on undistributed income in that Series of Trust.  With respect to any Series of Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), this provision is intended to comply with Treas. Reg.

Section 1.671 5(c)(2)(v)(C) and shall be interpreted consistent therewith and with any successor regulations.  With respect to any Series of Trust which has elected to qualify as a “regulated investment company,” the Transfer Agent shall have no obligation to make any distributions to avoid the imposition of any income or excise taxes on undistributed income in that Series of Trust unless that Series of Trust’s independent accountants advises the Transfer Agent that such distributions are necessary, and the Transfer Agent’s sole obligation related to avoiding the imposition of any such taxes shall be to comply with the relevant advice of that Series of Trust’s independent accountants.

(ii) Each Series of Trust shall provide the following distribution elections: (1) distributions to be made in cash in accordance with the rules of DTC in effect from time to time (the “Cash Distribution”) or (2) if provided for in the Prospectus for a Series of Trust, the following reinvestment option:

The Transfer Agent will, for any Unitholder who provides the Transfer Agent written instruction, properly executed and in form satisfactory to the Transfer Agent, received by the Transfer Agent no later than its close of business 10 Business Days prior to the Record Date for the first distribution to which such election shall apply (the “Reinvestment Notice Date”), reinvest such Unitholder’s distribution from the Series Income and Series Capital Accounts in additional Units of that Series of Trust, purchased from the Depositor, to the extent the Depositor shall make additional Units available for such purchase, at the Depositor’s offering price as of the third Business Day prior to the following Distribution Date, and at such reduced sales charge as may be described in the Prospectus for that Series of Trust.  If, for any reason, the Depositor does not have additional Units of that Series of Trust available for purchase, the Custodian shall distribute such Unitholder’s distribution from the Series Income and Series Capital Accounts in the manner provided above for Cash Distribution.  The Transfer Agent shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary.  No Administrative & Custodial Party nor the Depositor shall have any responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph or for any failure to make such reinvestment in the event the Depositor does not make additional Units available for purchase.

Any Unitholder who does not effectively elect reinvestment in additional Units of his or her respective Series of Trust pursuant to the preceding paragraph shall receive a Cash Distribution.

(c) The Unitholder of a given Series of Trust’s “Income Distribution” shall be equal to such Unitholder’s pro rata share of the cash balance in the Series Income Account computed as of the close of business on the related Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to the preceding provisions of this Section 3.06 and (ii) the Administrator’s estimate of other expenses properly chargeable to the Series Income Account or the Series Capital Account pursuant to this Master Services Agreement which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates.

(d)  (1) On each Distribution Date of a given Series of Trust, the pro rata share of the Series Capital Account of each Unitholder of record at the close of business on the related Record Date immediately preceding such Distribution Date shall be an amount per Unit equal to such Unitholder’s pro rata share of the cash balance of the Series Capital Account after deduction of (i) the fees and expenses then deductible pursuant to the preceding provisions of this Section 3.06 and (ii) the Administrator’s estimate of other expenses properly chargeable to the Series Capital Account pursuant to this Master Services Agreement which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such distribution from the Series Capital Account relates (except for monies on deposit therein required to purchase Contract Securities and, with respect to any Series of Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), monies constituting proceeds of pro rata sales of that Series of Trust’s assets to effect redemptions which proceeds shall be retained for payment of redemptions) computed as of the close of business on such Record Date.

(2) Proceeds attributable to Contract Securities which the Depositor shall have declared by written notice to the Transfer Agent and Custodian to be Failed Contract Securities for which Replacement Securities are not to be substituted pursuant to Section 3.13 hereof shall be distributed to Unitholders of record as of the close of business on the Record Date next following the receipt of such notice on the related Distribution Date.

(e) For any given Series of Trust, for the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Transfer Agent at the close of business on each related Record Date shall be conclusively entitled to such distribution, and no liability shall attach to any Administrative & Custodial Party by reason of payment to any Unitholder of record.  Nothing herein shall be construed to prevent the payment of amounts from the Series Income Account and the Series Capital Account by means of one check, draft or other instrument or payment method provided that the Transfer Agent provides the information specified in Section 3.07 hereof.

(f) For any given Series of Trust, the pro rata amounts to be distributed to each Unitholder pursuant to the other provisions of this Section 3.06 shall be that pro rata share of the balance of the Series Income and Series Capital Account, computed as set forth herein, as shall be represented by the Units registered in the name of such Unitholder.  In the computation of each such pro rata share, fractions of less than one cent shall be omitted.  After any such distribution provided for above, any cash balance remaining in the Series Income Account or the Series Capital Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

Section 3.07.  Record Date Statement; Annual Statement.  For each Series of Trust, on the related Record Date for a distribution from the Series Income or Series Capital Accounts, the Transfer Agent shall provide the Depositor and DTC with a statement of the amount per Unit, distributed from each account.

For each Series of Trust, within a reasonable period of time after the last Business Day of each calendar year, the Administrator shall prepare, and the Transfer Agent shall furnish to each person who at any time during such calendar year was a Unitholder, a statement setting forth, with respect to such calendar year and with respect to such Series of Trust:

(A) as to the Series Income Account:

(1) the amount of income received on the Securities (including income received as a portion of the proceeds of any disposition of Securities);

(2) the amounts paid for purchases of Replacement Securities pursuant to Section 3.13 or for purchases of securities otherwise pursuant hereto, if any, and for redemptions pursuant to Section 6.02;

(3) the deductions, if any, from the Series Income Account for payment into the Series Reserve Account and any subsequent reverse credits from the Series Reserve Account back to the Series Income Account;

(4) the deductions for payment of applicable taxes and fees and expenses of the Series of Trust, the Trustee, the Administrative & Custodial Parties, the Depositor, the Evaluator, the Supervisor, counsel, auditors and any other expenses paid by that Series of Trust;

(5) the deductions for payment of the Depositor’s expenses of maintaining the registration of the Units of that Series of Trust, if any;

(6) the deductions of Deferred Sales Charge Payments, if any; and

(7) the balance remaining after such deductions and distributions to Unitholders during the year, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year (with respect to Units of initial value of approximately $1,000, or per 10 Units, 100 Units or 1000 Units if the initial value of the Units was approximately $100, $10 or $1, respectively);

(B) as to the Series Capital Account:

(1) the net proceeds received due to the sale, maturity, redemption, liquidation, termination or disposition of any of the Securities or Derivative Transactions, excluding any portion thereof credited to the Series Income Account;

(2) the amount paid for purchases of Replacement Securities pursuant to Section 3.13 or for purchases of securities otherwise pursuant hereto, if any, and for redemptions pursuant to Section 6.02;

(3) the deductions, if any, from the Series Capital Account for payments into the Series Reserve Account and any subsequent reverse credits from the Series Reserve Account back to the Series Capital Account;

(4) the deductions for applicable taxes and fees and expenses of the Series of Trust, the Trustee, the Administrative & Custodial Parties, the Depositor, the Evaluator, the Supervisor, counsel, auditors and any other expenses paid by that Series of Trust;

(5) the deductions for payment of the Depositor’s expenses of organizing that Series of Trust pursuant to Section 3.01;

(6) the deductions for payment of Deferred Sales Charge and Creation and Development Fee, if any;

(7) the deductions for payment of the Depositor’s expenses of maintaining the registration of the Units of that Series of Trust, if any; and

(8) the balance remaining after such deductions and distributions to Unitholders during the year, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year (with respect to Units of initial value of approximately $1,000, or per 10 Units, 100 Units or 1000 Units if the initial value of the Units was approximately $100, $10 or $1, respectively);

(C) as to the Series Collateral Account (if applicable): such information as set forth in the related Series MSA Supplement;

(D) with respect to each Series of Trust the following information:

(1) a list of the Securities held as of the last Business Day of such calendar year and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any, such list separately identifying the Securities held in any Series Collateral Account containing assets of that Series of Trust, if any;

(2) the relevant quantities of Derivative Transactions and information detailing any increases or decreases to the quantities of Derivative Transactions during such calendar year;

(3) the number of Units outstanding on the last Business Day of such calendar year;

(4) the Unit Value based on the last Trust Series Evaluation of such Series of Trust made during such calendar year and the date of such Trust Series Evaluation; and

(5) the amounts actually distributed during such calendar year from the Series Income and Series Capital Accounts, separately stated, expressed both as total dollar amounts and as a dollar amount per Unit outstanding on the Record Dates for such distributions (with respect to Units of initial value of approximately $1,000, or per 10 Units, 100 Units or 1000 Units if the initial value of the Units was approximately $100, $10 or $1, respectively);

(E) as to the Series Reserve Account: the deductions from the Series Reserve Account for payment of applicable taxes or governmental charges, if any.

(F) Within a reasonable period of time after written request of the Depositor or the Evaluator, Administrator shall furnish a statement setting forth the reconciliation of funds in each specified account of that Series of Trust for the period specified; such reconciliation to be an extraordinary service for which the Administrator shall be entitled to additional compensation from the relevant Series of the Trust based on the time expended and rates determined by the Administrator.

Section 3.08.  Sale of Securities; Liquidation of Credit Support; Termination of Derivative Transactions; Exercise of Rights.  (a)  For each Series of Trust, if necessary, in order to maintain the sound investment character of that Series of Trust, the Depositor may sell, liquidate, transfer, terminate or otherwise dispose of Securities or Derivative Transactions on behalf of such Series of Trust at such price and time and in such manner as shall be determined by the Depositor and to exercise any rights and powers of that Series of Trust as a party to a Derivative Agreement, Credit Support Agreement or any other agreement to which that Series of Trust is a party, provided that the Supervisor has determined in its sole and absolute discretion that any one or more of the following conditions exist with respect to such Securities or Derivative Transactions:

(i) that there has been a default in the payment of interest, dividends or other payments or deliveries when due in respect of Securities;

(ii) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of interest, dividends or other payments or amounts in respect of Securities, or that there exists any legal question or impediment affecting such Securities or the payment of interest, dividends or any other amount in respect of the same;

(iii) that there has occurred any breach of covenant or warranty in any document relating to an issuer of Securities which would adversely affect either immediately or contingently the payment of interest, dividends or other amounts in respect of the relevant Securities, or the general credit standing of an issuer of Securities or a Derivative Counterparty or otherwise impair the sound investment character of such Securities or Derivative Agreements;

(iv) that there has been a default in the payment of interest, dividends, principal of or income or premium, if any, or any other amount payable on any other outstanding obligations of an issuer of Securities;

(v) that the Supervisor becomes of the opinion, as evidenced in writing to the Trust, the Depositor and all Administrative & Custodial Parties, that the retention of a Security or Derivative Transaction would be detrimental to that Series of Trust and to the interest of the Unitholders due to (x) a decline in the value of a Security or Derivative Transaction, (y) a decline in the creditworthiness of an issuer of Securities or a Derivative Counterparty or (z) the occurrence of other such credit factors;

(vi) that such sale or termination is required due to Units tendered for redemption or to pay expenses of that Series of Trust;

(vii) that as of a Record Date, the Security is scheduled to be redeemed and paid prior to the  related Distribution Date;

(viii) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Supervisor the sale or tender of the Security is in the best interest of the Unitholders;

(ix) with respect to an Index Trust, that the Security has been removed from its Target Index or is over-represented in its portfolio in comparison to such Security’s weighting in its Target Index;

(x) if the Series of Trust is a Grantor Trust, that the sale of such Securities or the termination of such Derivative Transactions is required in order to prevent that Series of Trust from being deemed an association taxable as a corporation for federal income tax purposes;

(xi) if the Series of Trust is a RIC, that such sale or termination is necessary or advisable (i) to maintain the qualification of that Series of Trust as a RIC or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on that Series of Trust or on undistributed income in that Series of Trust;

(xii) that as result of the ownership of the Security or Derivative Transaction, that Series of Trust or its Unitholders would be a direct or indirect shareholder of a passive foreign investment company as defined in Section 1297(a) of the United States Internal Revenue Code of 1986, as amended; or

(xiii) that due to any law, regulation or regulatory request, rule, standard, guideline, policy, directive or guidance (whether formal or informal) in effect from time to time, it is unlawful or inadvisable for that Series of Trust, or it would result in material adverse consequences for that Series of Trust, to hold such Securities or be a party to such Derivative Transactions.

(b) In the event a Security is sold or a Derivative Agreement is terminated pursuant to Section 3.08(a)(v) as a direct result of serious adverse credit factors affecting the issuer of such Security or a Derivative Counterparty and the Series of Trust is a RIC, then the Depositor may, if permitted by applicable law and unless otherwise provided in an applicable Series MSA Supplement or Prospectus, but is not obligated, reinvest the proceeds of the sale of such Security or the termination of such Derivative Transaction on behalf of the Series of Trust in any other Securities or Derivative Agreements which meet the criteria necessary for inclusion in such Series of Trust on the Initial Date of Deposit.

(c) In respect of an Index Trust, in the event a Security is sold pursuant to Section 3.08(a)(ix) due to removal of the Security from its Target Index and the Index Trust is a RIC, the Depositor may reinvest the net proceeds of the sale of such Security, to the extent practicable, into any security which replaces such Security as a component of its Target Index or, if no security so replaces such Security, into any other Securities which are under-represented in the Index Trust’s portfolio in comparison to their weighting in its Target Index.  In the event a Security is sold pursuant to Section 3.08(a)(ix) because the Security is over-represented in the Index Trust’s portfolio and the Index Trust is a RIC, the Depositor may reinvest the net proceeds of the sale of such Security, to the extent practicable, into any other Securities which are under-represented in the Index Trust’s portfolio in comparison to their weighting in its Target Index.  Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Index Trust to reinvest such proceeds into round lots of a Security.

(d) Upon the receipt of the proceeds of any such sale or termination, after deducting therefrom any fees and expenses of the Depositor or the Administrative & Custodial Parties connected with such sale or termination and any brokerage charges, taxes or other governmental charges, the Custodian shall deposit such net proceeds in the related Series Capital Account.

None of the Supervisor, Depositor or any Administrative & Custodial Party shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of a Security or termination of any Derivative Transaction or by reason of the failure to make any such sale or termination. The Custodian shall have no duty to sell or terminate any Securities or Derivative Transactions under this Section 3.08.

Section 3.09.  Counsel.  The Depositor may employ from time to time as it may deem necessary a firm of attorneys for any legal services that may be required in connection with the disposition of underlying Securities or termination of any Derivative Agreement pursuant to this Master Services Agreement.  The fees and expenses of such counsel shall be paid from the Series Income and Series Capital Accounts of the related Series of Trust as provided for in Section 3.06(a)(iv) hereof and at the direction of the Depositor.

Section 3.10.  Notice and Sale by Trust.  If at any time the principal stated value or par value of or income from any of the Securities shall be in default and not paid or provision for payment thereof shall not have been duly made, the Custodian shall endeavor in good faith to promptly notify the Depositor thereof.  If within thirty days after such notification the Depositor has not given any instruction to sell or hold or has not taken any other action in connection with such Securities, the Supervisor shall sell such Securities forthwith, and neither the Depositor nor any Administrative & Custodial Party shall be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

Section 3.11.  Liability, Indemnification and Succession of Depositor and Supervisor.  (a) The Depositor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Master Services Agreement or for errors in judgment, but shall be liable only for its own gross negligence, bad faith or willful misconduct in the performance of its duties.  The Depositor may rely in good faith on any paper, order, electronic communication, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by any Administrative & Custodial Party, counsel or any other persons pursuant to this Master Services Agreement.

(b) Each Series of Trust shall pay and hold the Depositor and the Supervisor harmless from and against any loss, liability or expense incurred in acting as Depositor or Supervisor (as applicable) of such Series of Trust other than by reason of gross negligence, bad faith or willful misconduct in the performance of its duties.  The Depositor and the Supervisor shall not be under any obligation to appear in, prosecute or defend any legal action which in such entity’s opinion may involve it in any expense or liability; provided, however, that such entity may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Master Services Agreement and the rights and duties of the parties hereto and the interests of the Unitholders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be the expenses, costs and liabilities of the related Series of Trust concerned and shall be paid directly by the Custodian out of the Series Income and Series Capital Accounts of such Series of Trust.

(c) The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of any Depositor or Supervisor.  In the event of an assignment by any Depositor or Supervisor to a successor entity as permitted by the next following sentence, such entity and, if such entity is a partnership, its partners, shall be relieved of all further liability under this Master Services Agreement.  Any Depositor or Supervisor may transfer all or substantially all of its assets to an entity that carries on the business of such entity, if at the time of such transfer such successor duly assumes all the obligations of such entity under this Master Services Agreement.

Section 3.12.  Voting; Notice to Depositor.  Subject to the following paragraph, in the event that the Custodian, at any time, shall have received actual notice of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Custodian shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Custodian to take or refrain from taking any action, the Custodian shall take such reasonable action or refrain from taking any action so that the Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Securities that are held by owners other than the Trust.  Notwithstanding the foregoing, in the event that the Custodian shall have received actual notice at any time of any action to be taken or proposed to be taken by holders of Fund Shares (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Fund Shares), the Custodian shall promptly notify the Depositor and shall thereupon take such reasonable action or refrain from taking any action with respect to the Fund Shares so that the Fund Shares are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Fund Shares that are held by owners other than the Trust.  The Custodian may employ an agent to cause the Securities, including Fund Shares, to be voted as provided in this paragraph and the cost of such agent shall be an expense reimbursable to the Custodian from the Series Income or Series Capital Accounts as provided in Section 7.05.

In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities for Securities, including an exchange or substitution pursuant to a plan for the refunding or refinancing of Securities, the Custodian shall at the direction of the Supervisor, on behalf of the Series of Trust, process the vote against such offer in the case of a Series that is a Grantor Trust or accept or reject any such offer in the case of a Series of Trust that is a RIC.  Notwithstanding the forgoing, if (i) the issuer is in default with respect to such Securities or (ii) in the opinion of the Supervisor, given in writing to the Custodian, there is a reasonable likelihood that the issuer will default with respect to such Securities in the reasonably foreseeable future, the Supervisor shall instruct the Custodian in writing to accept or reject such offer or take any other action with respect thereto as the Supervisor may deem proper on behalf of the Series of Trust. If any such issuance, exchange or substitution be effected, any securities, cash and/or property received shall be promptly sold, if securities or property, by the Depositor for the account of the related Series of Trust, unless the Supervisor advises the Custodian to keep such securities, cash or property.  With respect to a Series of Trust which qualifies as a RIC and is an Index Trust, the cash received in such exchange and cash proceeds of any such sales shall be reinvested by the Depositor, to the extent practicable, into any security which replaces such Security as a component of its Target Index or, if no security so replaces such Security, into any other Securities which are under-represented in the Index Trust’s portfolio in comparison to their weighting in its Target Index, and, to the extent not so reinvested, shall be distributed pursuant to the following sentence. With respect to all other Series of Trusts, the cash received in such exchange and cash proceeds of any such sales shall be credited to the Series Capital Account and distributed to Unitholders in the manner set forth in Section 3.06.  Without limiting the generality of the foregoing, in determining whether reinvestment is practicable with respect to an Index Trust, the Depositor may, but is not obligated to, specifically consider the ability of the Index Trust to reinvest such proceeds into round lots of a Security.

Neither the Depositor nor the Custodian shall be liable to any person for any action or failure to take action with respect to this Section 3.12 other than a failure by the Custodian to discharge its duty to notify the Depositor, in accordance with its standard of care, as provided herein.

Whenever new securities or property is received and retained by a Series of Trust pursuant to this Section 3.12, the Transfer Agent shall provide notice of such acquisition in the annual report for such Series of Trust unless prior notice is directed by the Depositor.

Section 3.13.  Replacement Securities; Non-Execution of a Derivative Agreement.  (a) With respect to a Series of Trust, in the event that any contract to purchase any Contract Security is not consummated in accordance with its terms (such Contract Security being herein referred to as a “Failed Contract Security”), the Depositor may, on behalf of the related Series of Trust, either effect a buy-in in accordance with the rules of the marketplace where the Failed Contract Securities were purchased or its clearing house or purchase a replacement security (the “Replacement Security”) selected by the Depositor applying funds held by the Custodian for the purchase of the Failed Contract Security. Purchases of Replacement Securities will be made subject to the conditions set forth below:

(i) The Replacement Securities shall be securities as originally selected for deposit in the Series of Trust or securities which the Depositor determines to be similar in character as Securities originally selected for deposit in that Series of Trust;

(ii) The purchase of the Replacement Securities shall not adversely affect the federal income tax status of the Series of Trust;

(iii) The aggregate purchase price of the Replacement Securities shall not exceed the total amount of cash deposited, or the amount drawn with respect to the Failed Contract Security under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security;

(iv) In connection with any such purchase, the Depositor shall by notice to the Trust and Custodian (i) identify the Replacement Securities to be purchased, and (ii) certify that the foregoing conditions of clauses (i) through (iii) have been satisfied with respect to the Replacement Securities; and

(v) The Replacement Securities shall be purchased within 30 days after the deposit of the Failed Contract Security.

Whenever a Replacement Security is acquired pursuant to the provisions of this Section 3.13, the Transfer Agent will, as agent for the Trust, not later than five days after such acquisition, deliver to DTC, for distribution in accordance with its procedures a notice of such acquisition, including an identification of the Securities eliminated and the Securities acquired.  Amounts in respect of the purchase price thereof (exclusive of income accrued subsequent to the date of deposit of the related Failed Contract Security) shall be paid out of and charged against the cash deposited, or the amounts available under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security.  In the event that no purchase of Replacement Securities shall be made pursuant to this Section 3.13, funds held for such purchase shall be distributed in accordance with Section 2.01(d). Any excess of the purchase price of a Failed Contract Security over the purchase price of its corresponding Replacement Security shall be credited to the Series Capital Account.  Neither the Depositor nor the Custodian shall be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to, or any failure to make any purchase authorized by, this Section 3.13, nor shall the Depositor be liable for errors of judgment in respect of this Section 3.13; provided, however, that this provision shall not protect the Depositor or the Custodian against any liability to which it would otherwise be subject by reason of gross negligence, bad faith or willful misconduct in the performance of its duties.

(b) With respect to a Derivatives Trust Series, in the event a Derivative Agreement is not executed by the Series of Trust and a Derivative Counterparty as specified under Section 2.01, the Depositor, on behalf of the Series of Trust, may (i) enter into a replacement Derivative Agreement with another Derivative Counterparty within 10 days after the Initial Date of Deposit, such Derivative Agreement to be on substantially similar terms as the original Derivative Agreement or (ii) liquidate a portion of the Securities corresponding to the amount of Derivatives Agreements not executed and make the distributions in accordance with Section 2.01(d), provided that in the case of the initial issuance of Units, if fewer than the disclosed number of Derivatives Counterparties specified in the related Prospectus do not execute and deliver Derivatives Agreements pursuant to Section 2.01(f), the relevant Series of Trust shall wind up and make payments and distributions provided for in Section 9.02. The Custodian shall have no responsibility or liability for damages or loss resulting from actions of the Depositor pursuant to the preceding sentence.

Section 3.14.  Compensation for Services Provided by the Evaluator, Supervisor and Depositor. As compensation for portfolio supervisory services in its capacity as Supervisor, valuation services in its capacity as Evaluator and for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act, the Evaluator, Supervisor and Depositor, respectively, shall be paid an annual fee in the amount per Unit set forth in the related Series MSA Supplement and the Prospectus, which fee shall accrue daily and be computed on the number of Units outstanding as of January 1 of such year, except for a Series of Trust during the year or years in which an initial offering period occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month until the end of the initial offering period, at which time the fee shall be computed based upon the number of Units outstanding as of the end of the initial offering period until the following January 1; but in no event shall such compensation when combined with all compensation received from other Series of Trust for providing such services in any calendar year exceed the combined aggregate cost to such parties for providing such services.  Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published.  The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase.  Such compensation shall be paid by the Custodian, upon receipt of an invoice therefor from such parties, upon which, as to the cost incurred by such parties of providing services hereunder the Trust authorizes the Custodian conclusively to rely, and shall be charged against the related Series Income and/or Series Capital Accounts, in accordance with Section 3.06.

If the cash balance in the Series Income and Series Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Depositor shall have the power to sell, on behalf of the related Series of Trust, (a) Securities from the current list of Securities designated to be sold pursuant to Section 6.02 hereof, or (b) if no such Securities have been so designated, such Securities as the Depositor may see fit to sell, and the Custodian shall apply the net proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.14.

To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor or its affiliates pursuant to this Section 3.14 shall be secured by a lien on the assets of the related Series of Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Administrative & Custodial Parties under the provisions of Section 7.05 herein.  To the extent of such lien, the Custodian shall hold the assets of the Series of Trust for the benefit of the Depositor, provided that the Administrative & Custodial Parties are authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Series of Trust without regard to such lien.

Section 3.15.  Deferred Sales Charge.  If the Prospectus related to a given Series of Trust specifies a deferred sale charge, the Trust hereby directs that, on each Deferred Sales Charge Payment Date and as permitted by such Prospectus, the Custodian shall withdraw from the Series Income Account or, to the extent funds are not available in such Series Income Account, from the Series Capital Account an amount per Unit equal to the Deferred Sales Charge Payment and credit such amount to a special non-Trust account maintained at the Custodian out of which the deferred sales charge will be distributed to the Depositor (the “Depositor’s Account”).  If the balance in such accounts are insufficient to make any such withdrawal, as directed by the Depositor, either the Custodian, in its sole discretion, shall advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in such accounts, or the Depositor shall sell Securities on behalf of that Series of Trust and the Custodian shall credit proceeds thereof to such special Depositor’s Account to the extent required to satisfy the amount due provided, however, that the aggregate amount which the Custodian shall advance at any time for the payment of deferred sales charge and Creation and Development Fee shall not exceed $15,000.  If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Transfer Agent shall, if so provided in the related Prospectus, on the Redemption Date, deduct from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor’s Account.  The Depositor may at any time instruct the Custodian in writing to distribute to the Depositor amounts previously credited to the Depositor’s Account.  Amounts to be credited to the Depositor’s Account with respect to each Deferred Sales Charge Payment are due and payable to the Depositor on the related Deferred Sales Charge Payment Date.  If a Series of Trust is dissolved pursuant to clause (ii) or (iii) of Section 7.01(g), the Depositor agrees to reimburse Unitholders for any Deferred Sales Charge Payments collected by the Depositor to which it is not entitled.  A deferred sales charge may include the distribution fee as provided in the applicable Prospectus.

If any Deferred Sales Charge Payment Date is not a Business Day, that Deferred Sales Charge Payment Date shall be deemed to be the next Business Day.  The term “Deferred Sales Charge Payment” shall mean a fraction of the total maximum deferred sales charge specified in the Prospectus, the numerator of which is one and the denominator of which is equal to the total number of Deferred Sales Charge Payment Dates.

To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.15 shall be secured by a lien on the assets of the related Series of Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Administrative & Custodial Parties under the provisions of Section 7.05 herein.

To the extent of such lien, the Custodian shall hold the assets of that Series of Trust for the benefit of the Depositor, provided that the Administrative & Custodial Parties are authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of that Series of Trust without regard to such lien.

Section 3.16.  Creation and Development Fee.  If the Prospectus related to a given Series of Trust specifies a Creation and Development Fee (the “Creation and Development Fee”), the Custodian shall, on such date or dates set forth in the Prospectus for that Series of Trust, as hereby directed by the Trust, withdraw from the Series Capital Account an amount equal to either the accrued and unpaid Creation and Development Fee as of such date (for Series of Trusts in which the applicable Prospectus provides that the creation and development accrue on a daily basis) or the entire Creation and Development Fee (for Series of Trusts in which the applicable Prospectus provides that the Creation and Development Fee be assessed at the conclusion of the initial offering period, as certified by the Depositor to the Custodian) and credit such amount to a special non-Trust account designated by the Depositor out of which the Creation and Development Fee will be distributed to the Depositor (the “Creation and Development Account”).  For Series of Trusts in which the applicable Prospectus provides for daily accrual of the Creation and Development Fee, the

Creation and Development Fee will accrue on a daily basis in the amount as set forth in such Prospectus for that Series of Trust.  For Series of Trusts in which the applicable Prospectus provides that the entire Creation and Development Fee will be assessed at the conclusion of the initial offering period, the reimbursement provided for in this Section 3.16 shall be for the account of Unitholders of record at the conclusion of the initial offering period and shall have no effect on the Unit Value prior to such date. If the balance in the Series Capital Account is insufficient to make any such withdrawal, the Custodian shall, as directed by the Depositor, either, at its sole discretion, advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Series Capital Account, or the Depositor shall sell Securities and the Custodian shall credit the proceeds thereof to such special Creation and Development  Account to the extent payable pursuant to this Section 3.16, provided, however, that the aggregate amount which the Custodian shall be required to advance at any time for the payment of deferred sales charge and Creation and Development Fee shall not exceed $15,000.  If the Series of Trust is dissolved pursuant to clauses (ii) or (iii) of Section 7.01(g), the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled.  Any advances made by the Custodian pursuant to this Master Services Agreement shall be secured by a lien on the assets of the Series of Trust prior to the interest of Unitholders.  Notwithstanding the foregoing, the Depositor shall not certify for payment any amount of Creation and Development Fee which exceeds the maximum amount per Unit stated in the Prospectus.  For Series of Trusts in which the applicable Prospectus provides for daily accrual of the Creation and Development Fee, the Depositor shall notify the Administrator and Custodian, not later than ten Business Days prior to the date on which the Depositor anticipates that the maximum amount of the Creation and Development Fee the Depositor may receive has been accrued and shall also notify the Administrator and Custodian as of the date when the maximum amount of the Creation and Development Fee has been accrued.  Neither the Administrator nor the Custodian shall have any responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence.  The Depositor agrees to reimburse the Series of Trust and any Unitholder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.16 shall be secured by a lien on the assets of the related Series of Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Administrative & Custodial Parties under the provisions of Section 7.05 herein.  To the extent of such lien, the Custodian shall hold the assets of the Series of Trust for the benefit of the Depositor, provided that to the extent directed, the Custodian is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Series of Trust without regard to such lien.

Section 3.17.  Claims for exemption from, or refund of, withheld foreign taxes.  Solely with respect to any Series of Trust with respect to which the accountants engaged for the Series of Trust have advised the Custodian that a refund or exemption with respect to withheld foreign (non-United States) taxes may be claimed on the basis of the domicile of the Trust being determined by the law governing the Trust Agreement or the place of business of the Trustee, the Custodian shall, upon receipt of sufficient information required to be submitted within an appropriate time, file claims for exemptions or refunds with respect to such taxes.  The Custodian shall not, and shall have no duty to, file claims for exemptions or refunds with respect to other foreign taxes, including, for avoidance of doubt, any claim based on the domicile of the registered or beneficial owner of Units of the related Series of Trust.  The Administrative & Custodial Parties, or an affiliate, may provide services in connection with a filing for refund or exemption and may receive compensation for such services without reduction of the compensation payable to the Custodian for its services as such. The Custodian shall use reasonable efforts to reclaim or recoup any amounts of non-U.S. tax paid by the Series of Trust or withheld from income received by the Series of Trust to which the Series of Trust may be entitled as a refund.

Section 3.18.Regulated Investment Company Election.  If the Series MSA Supplement for a Series of Trust states that such Series of Trust intends to elect to be treated and to qualify as a RIC, the Depositor on behalf of the Trust will make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

As authorized by Section 7.03, the Depositor on behalf of the Trust will engage accountants to prepare or review tax returns and tax filings for each such Series of Trust and otherwise to monitor all aspects of such Series of

Trust’s compliance with the rules of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies.  None of the Depositor, Supervisor, Evaluator, or any Administrative & Custodial Party shall be liable to any person for any actions taken upon the instruction of such accountants or for any omission in the absence of such instruction.

Section 3.19.  License Fees.  If so provided in the Prospectus for a Series of Trust, the Series of Trust may enter into a Licensing Agreement (the “Licensing Agreement”) with a licensor (the “Licensor”) described in the Prospectus, and upon direction of the Depositor, the Custodian shall pay from the Series Income and Series Capital Accounts of such Series of Trust as set forth in Section 3.06, as consideration for the licenses granted by the Licensor for the right to use its trademarks and trade names, intellectual property rights or for the use of databases and research owned by the Licensor, the fee set forth in the Licensing Agreement.  The calculation and terms of payment of the Licensing Fee shall be set forth in the Prospectus or the related Series MSA Supplement, and the Custodian shall pay the Licensing Fee as so described.

Section 3.20.  Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities; Selection of Derivative Counterparty(ies); Foreign Currency Exchange.  (a)  In acquiring or disposing of Securities, including without limitation additional Securities, the Depositor shall direct transactions to such brokers or dealers as the Depositor selects in accordance with applicable law and regulations.  The Depositor or an affiliate of the Depositor or of the Custodian may act as broker.  If the Depositor acts as broker, it shall be entitled to compensation in accordance with applicable law and regulations.  Any affiliate of the Custodian acting as broker shall receive such compensation as may be agreed upon with the Depositor, without reduction of the compensation payable to the Custodian for its services as such.  In entering into a Derivative Transaction, the Depositor shall select the Derivative Counterparty(ies).  No Administrative & Custodial Party shall have any liability for any loss or depreciation resulting from any purchase or sale made by the Depositor, including, without limitation, loss or reason resulting from the action or inaction of any broker selected by the Depositor, except by reason of a Administrative & Custodial Party’s own gross negligence, bad faith or willful misconduct in connection with carrying out its duties hereunder.

(b) When selling Securities which customarily trade in a foreign currency for the account of the Series of Trust, the Depositor shall on behalf of the Trust either enter into sale transactions which settle in U.S. dollars or, concurrently with the contract of the sale for the Security, enter into a foreign exchange contract for the conversion of the foreign currency received on the sale to U.S. dollars (the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security) such that the sale proceeds are delivered to the Custodian in U.S. dollars.  Unless the Depositor shall otherwise direct, whenever funds are received by the Custodian in foreign currency, upon the receipt thereof, the Custodian shall enter into a foreign exchange contract on behalf of the Trust for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor.  The Custodian shall have no liability for any loss or depreciation resulting from any foreign exchange transaction made by the Depositor or pursuant to the Depositor’s instruction in connection with this Master Services Agreement.  Any foreign exchange transaction effected by the Custodian may be entered into with the Custodian or an affiliate of the Custodian acting as principal or otherwise through customary banking channels, upon such terms, and for such compensation, as the Depositor and the Custodian or its affiliate may agree upon.  Any compensation paid to the Custodian or its affiliate for such services shall not reduce the compensation payable to the Custodian for its services as such.  The Depositor may issue a standing instruction with respect to foreign exchange transactions; however, the foreign exchange counterparty, which may be the Custodian, or its affiliate, will establish terms of trading in connection with any standing instruction facility.  The related Series of Trust shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

Section 3.21.  Notice of Transactions to be Provided to Evaluator and Custodian.  The Depositor will provide the Evaluator and the Custodian written notice of any transaction with respect to the Securities, Derivative Transactions or other assets of the Trust on the trade date of the transaction or, if none, the day the transaction should be reflected in the Evaluation to be made pursuant to Section 5.01.

ARTICLE IV

Supervisor

Section 4.01.  Liability of Supervisor.  The Supervisor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Master Services Agreement or for errors in judgment, but shall be liable only for its own gross negligence, bad faith or willful misconduct in the performance of its duties.  The Supervisor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Depositor, Evaluator, any Administrative & Custodial Party, counsel or any other Persons pursuant to this Master Services Agreement and in furtherance of its duties.

Section 4.02.  Resignation and Removal of Supervisor; Successor.  (a)  The Supervisor may resign and be discharged hereunder, by executing an instrument in writing resigning as Supervisor and filing the same with the Trust, the Depositor, the Trustee and the Administrator, not less than 60 days before the date specified in such instrument when, subject to Section 4.02(e), such resignation is to take effect.  Upon receiving such notice of resignation, the Depositor or, if no Depositor is acting, the Evaluator, shall use its best efforts to appoint a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor or, if the appointment is made by the Evaluator, to the Evaluator.  Such appointment shall be made by written instrument executed by the Depositor or the Evaluator, as applicable, on behalf of the Trust, in duplicate, one copy of which shall be delivered to the resigning Supervisor and one copy to the successor supervisor, and a true copy shall concurrently be delivered to the Administrative & Custodial Parties.  The Depositor or, if no Depositor is acting, the Evaluator, may remove the Supervisor at any time upon 30 days written notice subject to the appointment of a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor or, if the removal and appointment is made by the Evaluator, to the Evaluator.  Such appointment shall be made by written instrument executed by the Depositor or the Evaluator, as applicable, on behalf of the Trust, in duplicate, one copy of which shall be delivered to the Supervisor so removed and one copy to the successor supervisor, and a true copy shall concurrently be delivered to the Administrative & Custodial Parties.  Notice of such resignation or removal and appointment of a successor supervisor shall be mailed by the Transfer Agent to each Unitholder then of record.

(b) Any successor supervisor appointed hereunder shall execute, acknowledge and deliver to the Trust, the Depositor and the Administrative & Custodial Parties, in their respective capacities hereunder, an instrument accepting such appointment hereunder, and such successor supervisor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Supervisor herein and shall be bound by all the terms and conditions of this Master Services Agreement.

(c) In case at any time the Supervisor shall resign and no successor supervisor shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Trust, the Supervisor may forthwith apply to a court of competent jurisdiction for the appointment of a successor supervisor.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor supervisor.

(d) Any entity into which the Supervisor hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Supervisor hereunder shall be a party, shall be the successor supervisor under this Master Services Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Supervisor may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e) Any resignation or removal of the Supervisor and appointment of a successor supervisor pursuant to this Section 4.02 shall become effective upon acceptance of appointment by the successor supervisor as provided in subsection (b) hereof.

(f) No Administrative & Custodial Party shall have any responsibility for, or liability in respect of, any appointment or removal of the Supervisor, or for the rate of compensation determined by the Person appointing the successor supervisor, provided, however, that the Custodian may require, and shall be authorized conclusively to rely upon, a certificate of the Person appointing the successor supervisor or opinion of counsel satisfactory to the Custodian  that the successor supervisor is qualified to act as such under applicable law and regulations, and that the compensation to be paid to the successor supervisor, assuming compliance with the terms of the appointment, will not exceed the compensation permissible under section 26(a)(2)(C) of the Investment Company Act.

(g) The Supervisor may employ one or more sub-Supervisors to assist in the performing the services set forth hereunder and shall not be answerable for the default of any such sub-Supervisors if such sub-Supervisors shall have been selected with reasonable care, provided, however, that the Supervisor will indemnify and hold the related Series of Trust harmless from and against any loss occurring as a result of a sub-Supervisor’s gross negligence, bad faith or willful misconduct in performing supervisory duties.

ARTICLE V

Evaluation of Securities; Evaluator

Section 5.01.  Evaluation of Securities.  (a)  With respect to each Series of Trust, the Evaluator shall determine and shall promptly furnish to the Administrator and the Depositor the value (positive or negative) of the assets of such Series of Trust (the determination of such value or amount of liability being hereafter referred to as the “Evaluation”) as of the Evaluation Time, stating separately the Evaluation of assets of any Series Collateral Accounts (i) on each Business Day during the period which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Series Evaluation for a Series of Trust is to be made pursuant to Section 6.01 or which is requested by the Depositor or the Custodian.  As part of the Trust Series Evaluation, the Evaluator shall determine separately and promptly furnish to the Administrator, and to the Depositor upon request, the Evaluation of each issue of Securities and each Derivative Transaction.

The Evaluator’s determination of the value of each of the Securities and Derivative Transactions on the Initial Date of Deposit shall be included in the related Series MSA Supplement.

(b) The Evaluation of Securities and Derivative Transactions shall be determined in the following manner, provided that the Evaluator may deem such price inappropriate as a basis for Evaluation and determine fair value as described under “Any Security for which the Evaluator cannot obtain a value as prescribed above or if determined as prescribed above, for which the Evaluator deems such price inappropriate as a basis for Evaluation”:

Traded Equity Securities:

(i)  if the Securities are Traded Equity Securities, the Evaluator shall make such valuation based on the official closing price (or in the case of NASDAQ National Market System, the NASDAQ official closing price) on the Evaluation Time on the related exchange, which is the principal market therefor; and

(ii) if there is no available official closing price, the Evaluator shall make such valuation based on  at the last available bid prices of the Securities.

Domestic and Foreign Fixed Income Securities and publicly listed exchange-traded equity Securities for which the Evaluator cannot obtain a value as prescribed in the “Traded Equity Securities” section above:

The Evaluator shall make its valuation for the above Securities based on the following methods:

(i) if the Securities are publicly listed exchange-traded equity Securities listed on a non-U.S. exchange, the Evaluator shall make such valuation based on the last official closing price on or prior to the Evaluation Time on the related exchange;

(ii) if there is no available official closing price, the Evaluator shall make such valuation based on the basis of bid prices obtained from brokers and dealers for such Securities;

(iii) if there is no available bid price, on the basis of bid prices obtained from independent pricing services for such Securities, based on either information provided by market makers or estimates of market values obtained from yield data relating to securities with similar characteristics; and

(iv) if there is no available independent pricing service, on the basis of bid prices obtained from brokers and dealers for comparable securities, provided however, short-term investments having a maturity of 60 days or less are generally valued at amortized cost; however, securities with a demand feature exercisable by the seller within seven days are generally valued at par.

Any Security for which the Evaluator cannot obtain a value as prescribed above or if determined as prescribed above, for which the Evaluator deems such price inappropriate as a basis for Evaluation:

Securities are valued at fair value as determined in good faith by the Evaluator.  These fair value prices generally are calculated based upon where similar securities are trading in the market and may be priced based upon a pricing model and documentation pertaining to the Securities.

Amounts Receivable in Foreign Currency:

If a Series of Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Securities will be stated in U.S. dollars based on current ask side value of any relevant currency exchange rate.

Derivative Transactions:

The Evaluator will determine the value of Derivative Transactions in the manner described in the related Series MSA Supplement.

Offering Period Evaluations:

Notwithstanding the forgoing, during the initial offering period of Units, the valuation of (i) Securities shall be made in the manner described above on the basis of current ask prices and the ask side value of any relevant currency exchange rate expressed in U.S. dollars, provided that the official closing price shall be used to the extent there is an operating market-clearing mechanism and the relevant time of determination is the Evaluation Time, (ii) when the Series of Trust is “long” the relevant Derivative Transactions, the basis of current ask prices and the ask side value of any relevant currency exchange rate expressed in U.S. dollars and (iii) when the Series of Trust is “short” the relevant Derivative Transactions, the basis of current bid prices and the bid side value of any relevant currency exchange rate expressed in U.S. dollars.

Section 5.02.Information for Unitholders.  For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall make available to the Transfer Agent and the Transfer Agent shall transmit to any Unitholder upon request any determinations made by the Evaluator pursuant to Section 5.01.

Section 5.03.Liability of Evaluator.  The Unitholders and each other party to this Master Services Agreement may rely on any valuation furnished by the Evaluator.  The determinations made by the Evaluator and the computations made by the Administrator under Section 6.01 shall be made in good faith upon the basis of the best information available to them.  The Evaluator and the Administrator shall be under no liability to the Unitholders or any other party to this Master Services Agreement for errors, provided, however, that this provision shall not protect the Evaluator and Administrator against any liability to which it would otherwise be subject by reason of gross negligence, bad faith or willful misconduct in the performance of its duties.

Section 5.04.  Resignation and Removal of Evaluator; Successor.   (a)  The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Trust, the Depositor, the Trustee and the Administrator, not less than 60 days before the date specified in such instrument when, subject to Section 5.04(e), such resignation is to take effect.  Upon receiving such notice of resignation, the Depositor or, if no Depositor is acting, the Supervisor, shall use its best efforts to appoint a successor Evaluator having qualifications and at a rate of compensation satisfactory to the Depositor or, if the appointment is made by the Supervisor, to the Supervisor.  Such appointment shall be made by written instrument executed by the Depositor or the Supervisor, as applicable, on behalf of the Trust, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator, and a true copy shall concurrently be delivered to the Administrative & Custodial Parties.  The Depositor or, if no Depositor is acting, the Supervisor, may remove the Evaluator at any time upon 30 days written notice subject to the appointment of a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor or, if the removal and appointment is made by the Supervisor, to the Supervisor.  Such appointment shall be made by written instrument executed by the Depositor or the Supervisor, as applicable, on behalf of the Trust, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator, and a true copy shall concurrently be delivered to the Administrative & Custodial Parties.  Notice of such resignation or removal and appointment of a successor supervisor shall be mailed by the Transfer Agent to each Unitholder then of record.

(b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Trust, the Depositor and the Administrative & Custodial Parties, in their respective capacities hereunder, an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Master Services Agreement.

(c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Trust, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

(d) Any entity into which the Evaluator hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this this Master Services Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section 5.04 shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.

(f) No Administrative & Custodial Party shall have any responsibility for, or liability in respect of, any appointment or removal of the Evaluator, or for the rate of compensation determined by the Person appointing the successor evaluator, provided, however, that the Custodian may require, and shall be authorized conclusively to rely upon, a certificate of the Person appointing the successor evaluator or opinion of counsel satisfactory to the Custodian that the successor evaluator is qualified to act as such under applicable law and regulations, and that the compensation to be paid to the successor evaluator, assuming compliance with the terms of the appointment, will not exceed the compensation permissible under section 26(a)(2)(C) of the Investment Company Act.

Section 5.05.  Valuation of Traded Equity Securities for which Official Closing Prices are Available; Foreign Currency Conversions.   Unless the Series MSA Supplement otherwise provides, the Administrator shall provide to the Evaluator the official closing price of any Security listed on a national or foreign securities exchange, based on information available to the Administrator from a reporting service approved by the Evaluator, which official closing price shall be used for Evaluations made pursuant to Section 5.01 (unless the

Evaluator deems such price inappropriate as a basis for Evaluation, including, but not limited to, a determination that current market quotations are not readily available as of the Evaluation Time).  None of the Administrative & Custodial Parties, the Evaluator or the Depositor shall be liable for any loss or depreciation resulting from any errors contained in the information received from any such reporting service.

The Evaluator shall instruct the Administrator as to the method whereby calculations of U.S. dollar equivalents are to be made for purpose of net asset value computations and otherwise as may be required hereunder.  The Administrator shall have no liability for any loss or depreciation resulting from any calculation of U.S. dollar equivalents made pursuant to the Evaluator’s instruction. Further, to the extent that the Administrator’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of Securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by the Administrator which the Evaluator approves or directs the Administrator to utilize, the Administrator shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.  Without limiting the generality of the foregoing, the Administrator shall not be required to inquire into any valuation of Securities or other assets by the Evaluator or any third party designated by the Evaluator or the Depositor, or pricing service approved by the Evaluator, even though the Administrator in performing services similar to the services provided pursuant to this Master Services Agreement for others may receive different valuations of the same securities or different securities of the same issuers.

ARTICLE VI

Trust Series Evaluation, Redemption, Purchase, Transfer, Interchange or Replacement of Units

Section 6.01.  Trust Series Evaluation.  For each Series of Trust, as of the Evaluation Time (a) on the last Trading Day of each year, (b) on the Trading Day on which any Unit is tendered for redemption and (c) on any other day requested by the Depositor, the Administrator shall: add (i) all moneys on deposit in that Series of Trust (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Series Income and Series Capital Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.02 and 3.03 hereof and (2) amounts credited to the Series Reserve Account pursuant to Section 3.04 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities and additional Securities for which purchase contracts have been entered into pursuant to Section 2.01) and Derivative Transactions on deposit in or entered into by such Series of Trust (such Evaluation to be made by the Evaluator pursuant to Section 5.01, plus (iii) all other income from the Securities (including accrued interest and dividends receivable on the Securities trading ex-dividend as of the date of such valuation) as of the Evaluation Time on the date of such Evaluation together with all other assets of such Series of Trust (for avoidance of doubt, such calculation shall include all moneys, and the Evaluation of all Securities and other assets held in any Series Collateral Account containing property of that Series of Trust).  The Evaluator shall direct the Administrator as to, and solely on the basis of such direction the Administrator shall include in its computations, any unpaid amount scheduled to be paid to or paid by that Series of Trust in connection with any termination of a Derivative Transaction.  For each such computation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or charges payable out of the that Series of Trust and for which no deductions shall have previously been made for the purpose of addition to the Series Reserve Account, (ii) amounts representing estimated accrued expenses of such Series of Trust including but not limited to unpaid fees and expenses of the Administrative & Custodial Parties, the Evaluator, the Supervisor, the Depositor, the Licensor and counsel, in each case as reported by the Administrator to the Depositor on or prior to the date of computation, (iii)  if the Prospectus for a Series of Trust provides that the Creation and Development Fee, if any, accrues on a daily basis, amounts representing unpaid accrued Creation and Development Fees, (iv) if the Prospectus for a Series of Trust provides that the deferred sales charge, if any, accrues on a daily basis, amounts representing unpaid accrued deferred sales charge, (v) any amounts identified by the Administrator, as of the date of such computation, as held for distribution to Unitholders of record as of a Record Date from the Series Income or Series Capital Account, or for payment of the Redemption Price of Units tendered, prior to such date, and (vi) amounts owed to the Custodian for its advances.  Upon the payment of a Series of Trust’s organization expenses at the end of the Organization Expense Period, such expenses shall be deducted.  The resulting figure is herein called a “Trust Series Evaluation.” The value of the pro rata share of each

Unit of the respective Series of Trust determined on the basis of any such evaluation shall be referred to herein as the “Unit Value,” computed as described below.  Amounts receivable by a Series of Trust in foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 5.01.

For each day on which the Administrator shall make a Trust Series Evaluation it shall also determine the Unit Value for such day.  Such “Unit Value” shall be determined by dividing said Trust Series Evaluation by the number of Units of the related Series of Trust outstanding on such day.

The Depositor is authorized to obtain from MFQS a unit investment trust ticker symbol for each Series of Trust and to contract with NASDAQ for the dissemination of the Trust Series Evaluation computed by the Administrator through the MFQS, provided, however, that no such contract shall affect the Administrator’s duties or liabilities without its prior consent.  When and as directed by the Depositor, the Administrator shall cause the Trust Series Evaluation to be communicated to MFQS for such purpose.  The Depositor shall be reimbursed from the respective Series of Trust for any cost or expense incurred in connection with the obtaining of the ticker symbol and the Administrator shall be reimbursed for any cost and expense incurred in connection with the required communication to MFQS and its dissemination of the Trust Series Evaluation.  Neither the Depositor nor any Administrative & Custodial Party shall be liable for any error, omission or other action of NASDAQ in connection with the dissemination of the Trust Series Evaluation, and the Depositor and each Administrative & Custodial Party shall be indemnified by the related Series of Trust and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of NASDAQ.  In no event shall any Administrative & Custodial Party be liable to any Person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Trust Series Evaluation through MFQS whether or not any Administrative & Custodial Party has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made.

Section 6.02.  Redemptions by Transfer Agent; Purchases by Depositor.  (a)  Any Unit tendered for redemption accompanied by an appropriate and timely request for redemption in a form approved by the Transfer Agent shall be redeemed by the Transfer Agent no later than the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day is not a Trading Day, then such Unit shall be redeemed on the seventh calendar day following such Trading Day (being herein referred to as the “Redemption Date”).  Subject to the next succeeding paragraph and subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of the cash equivalent to the Unit Value, determined by the Administrator as of the Evaluation Time on the date of tender, multiplied by the number of Units registered in the name of the tendering Unitholder (herein called the “Redemption Price”) that have been duly tendered for redemption.  Units received for redemption by the Transfer Agent on any day after the Evaluation Time (or such earlier time for the tendering of Units for redemptions as may be specified in the related Series MSA Supplement or Prospectus) will be held by the Transfer Agent until the next Trading Day and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day.  Units will be deemed to be “tendered” to the Transfer Agent when the Transfer Agent is in receipt of the Units and the properly completed request for redemption.

(b) For a Series of Trust for which In-Kind Distribution is specified to be available in the related Prospectus of that Series of Trust, and subject to the restrictions set forth in that Prospectus, Unitholders of that Series of Trust who redeem that minimum number of Units of that Series of Trust set forth in the Series MSA Supplement for that Series of Trust may request a distribution in-kind (an “In-Kind Distribution”) of (i) such Unitholder’s pro rata portion of each of the Securities listed on a United States securities exchange or primarily traded in a United States securities market or trading system in that Series of Trust, in whole shares, and (ii) cash equal to such Unitholder’s pro rata portion of the Series Income and Series Capital Accounts as follows: (x) a pro rata portion of the net sale proceeds of Securities representing any fractional shares included in such Unitholder’s pro rata share of the Securities and of Securities that are not listed on a United States securities exchange or primarily traded in a United States securities market or trading system; (y) with respect to a Derivative Transaction, plus or minus the amount in respect of the pro rata portion of Derivative Transactions allocable to the redeemed Units as provided in Section 6.02(f) below; and (z) such other cash as may properly be included in such Unitholder’s pro rata share of the sum of the cash balances of the Series Income and Series Capital Accounts in an amount equal to the Unit Value determined on the basis of a Trust Series Evaluation made in accordance with Section 6.01 determined by the Administrator on the date of tender less amounts determined in clauses (i) and (ii)(x) and (y) of this Section 6.02(b).  To the extent possible, distributions of Securities pursuant to an In-Kind Distribution shall be made by the Custodian through the distribution of each of the Securities in book-entry form to the account of the Unitholder’s bank or broker-dealer at DTC.  Any In-Kind Distribution will be reduced by customary transfer and registration charges.

Notwithstanding the preceding paragraph of this Section 6.02(b), if a Unitholder electing an In-Kind Distribution is an Affiliated Redeeming Unitholder, such In-Kind Distribution shall be permitted subject to the following conditions:

(i) The In-Kind Distribution shall be consistent with the  redemption policies and undertakings, as set forth in the Prospectus for the relevant Series of Trust;

(ii) Neither the Affiliated Redeeming Unitholder, nor any other party with the ability and the pecuniary incentive to influence the In-Kind Distribution, may select, or influence the selection of, the distributed assets of the Series of Trust;

(iii) Upon an In-Kind Distribution by the Affiliated Redeeming Unitholder, the Custodian shall distribute to the Affiliated Redeeming Unitholder its proportionate share of every asset in the portfolio of the relevant Series of Trust, provided that if the Custodian is not an affiliated person (as the term “affiliated person” is defined in the Investment Company Act) of the Affiliated Redeeming Unitholder, the Custodian may exclude Discretionary Assets (as defined below) from the In-Kind Distribution to the extent that the Custodian cannot practicably distribute (or the Depositor cannot otherwise cause the Trust to novate the proportionate share of the Derivative Transaction) such Discretionary Assets without undue burden or adverse impact to the Series of Trust or its Unitholders. If the Custodian determines that it is impracticable to distribute the Discretionary Assets in kind, the Custodian shall sell or liquidate the Discretionary Assets to raise funds to satisfy the redemption, provided that if the Custodian cannot sell or liquidate the Discretionary Assets, the Custodian may sell or liquidate other assets from the Series of Trust;

(iv) The In-Kind Distribution may not favor the Affiliated Redeeming Unitholder to the detriment of any other Unitholder;

(v) The Administrator shall monitor each In-Kind Distribution on a quarterly basis for compliance with all provisions of this Section 6.02; and

(vi) The relevant Series of Trust shall maintain and preserve for a period of not less than six (6) years from the end of the fiscal year in which the In-Kind Distribution occurs, the first two (2) years in an easily accessible place, records for each In-Kind Distribution setting forth the identity of the Affiliated Redeeming Unitholder, a description of the composition of the portfolio of the Series of Trust (including each asset’s value) immediately prior to the In-Kind Distribution, a description of each asset distributed in-kind, the terms of the In-Kind Distribution, the information or materials upon which the asset valuations were made, and a description of the composition of the portfolio of the Series of Trust (including each asset’s value) one month after the In-Kind Distribution.

(vii) The term “Affiliated Redeeming Unitholder” shall mean an affiliated person or a promoter of or a principal underwriter for the Series of Trust, or an affiliated person of such a person, promoter or principal underwriter. The terms “affiliated person,” “promoter” and “principal underwriter” as used in the preceding sentence shall have the meanings assigned to each such term in the Investment Company Act.

(viii) The term “Discretionary Assets” shall mean (A) securities that, if distributed, would be required to be registered under the Securities Act; (B) securities issued by entities in countries that (1) restrict or prohibit the holding of securities by non-nationals other than through qualified investment vehicles, or (2) permit transfers of ownership of securities to be effected only by transactions conducted on a local stock exchange; and (C) any assets (such as Derivative Transactions) that, although they may be liquid and marketable, must be traded through the marketplace or with the counterparty to the transaction in order to effect a change in beneficial ownership.

Notwithstanding anything to the contrary herein, no Unitholder of a Grantor Trust may elect to have Units redeemed through an In-Kind Distribution within thirty (30) days of the termination of such Series of Trust.

Furthermore, In-Kind Distribution may be suspended at the discretion of the Depositor upon sixty days written notice to the Unitholders of that Series of Trust.

(c) The Transfer Agent shall when so directed by the Depositor, suspend the right of redemption for Units of a Series of Trust or postpone the date of payment of the Redemption Price therefor for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which disposal by such Series of Trust of any Securities or Derivative Transactions is not reasonably practicable or it is not reasonably practicable to fairly determine the value of any Securities or Derivative Transactions in accordance herewith; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

(d) Not later than the Transfer Agent’s close of business on the day of tender of a Unit for redemption by a Unitholder other than the Depositor, the Transfer Agent shall notify the Depositor of such tender.  The Depositor shall have the right to purchase such Unit by notifying the Transfer Agent of its election to make such purchase by the Transfer Agent’s close of business the day on which such Unit was tendered for redemption.  Such purchase shall be made by payment for such Unit by the Depositor to the Unitholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Transfer Agent to such Unitholder.

Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Transfer Agent for redemption at the unit investment trust division office of the Transfer Agent in the manner provided above in paragraph (a) of this Section 6.02.

If the Depositor does not elect to purchase any Units of a Series of Trust tendered to the Transfer Agent for redemption, or if Units are being tendered by the Depositor for redemption, that portion of the Redemption Price which represents interest or dividends shall be withdrawn from the Series Income Account of such Series of Trust to the extent available.  The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Series Capital Account and the Series Income Account of such Series of Trust to the extent that funds are available for such purpose.

Subject to paragraph (g) of this Section 6.02, the Depositor shall sell such of the Securities held in such Series of Trust and terminate Derivative Transactions of such Series of Trust, currently designated for such purposes by the Supervisor, as the Depositor in its sole discretion shall deem necessary.  In order to receive the best execution, the Supervisor may specify minimum amounts of the Securities to be sold (round lots), but shall maintain the Underlying Asset to Unit Ratio to the extent reasonably practicable.  The Custodian is authorized, but shall have no obligation, to advance funds to the Series of Trust for the payment of the Redemption Price and to reimburse itself the amount of such advance from the proceeds of Securities sold or Derivative Transactions terminated or when sufficient funds are next available in the Series Capital Account as described in paragraph (g) of this Section 6.02.  In the event that funds are withdrawn from such Series Capital Account for payment of accrued income, such Series Capital Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in such Series Income Account.

(e) The Supervisor, who may consult with the Depositor, shall designate the Securities held in each Series of Trust to be sold and/or the relevant quantity of the Derivative Transactions of the Series of Trust to be terminated for the purpose of redemption of Units tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder, provided that if the Supervisor shall for any reason fail to designate Securities and/or Derivative Transactions for such purpose, the Depositor, in its sole discretion, may designate Securities and/or Derivative Transactions for such purposes.  The net proceeds of any sales of Securities representing principal shall be credited to the Series Capital Account of the related Series of Trust and the proceeds of such sales representing accrued interest shall be credited to the Series Income Account of that Series of Trust.

(f) In the case of a Derivatives Trust Series, the Depositor shall take action to terminate the pro rata portion of Derivative Transactions allocable to the redeemed Units identified above within a time consistent with the liquidation of the related Securities.  Unitholders will not receive any type of “in-kind” distribution of Derivative

Transactions.  To the extent there are payments due to that Series of Trust under the related Derivative Agreement, the Depositor shall cause the proceeds thereof to be credited to the Series Capital Account as provided in the related Series MSA Supplement.  To the extent there are payments due to the related Derivative Counterparty under the related Derivative Agreement, pursuant to a written instruction from the Depositor, the Custodian shall pay out of the Series Capital Account and then to the extent amounts therein are insufficient, from the Series Income Account, any amounts owed to a Derivative Counterparty as provided in the related Series MSA Supplement.  Any release of the Series of Trust’s collateral from the Series Collateral Account in connection with the termination of Derivative Transactions shall, at the Depositor’s written instructions, be credited to the Series Capital Account of that Series of Trust.

(g) With respect to any Series of Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), for the purpose of funding the Series Capital Account for payment of the Redemption Price with respect to each tender of a Unit or Units for redemption, the Depositor shall endeavor to sell the pro rata amount of each Security and terminate the pro rata portion of each Derivative Transaction allocable to the tendered Units, as determined by the Administrator, as soon as reasonably practicable following such tender.  In determining such pro rata amount, the Administrator may apply the calendar month aggregation method provided in Treas. Reg. Section 1.671-5(c)(2)(iv)(G)(3)(i).  If the proceeds of such pro rata sales are insufficient, (i) the Depositor may sell additional Securities and terminate additional Derivative Transactions in amounts which are reasonably pro rata as determined by the Administrator or (ii) the Custodian may at its sole discretion advance funds required to pay the Redemption Price, provided that the Custodian shall have no obligation to advance funds if the unreimbursed amount advanced to a given Series of Trust for this purpose then equals at least $15,000.  When determined by the Depositor or the Custodian, but in all events as promptly as reasonably practicable whenever the unreimbursed amount advanced by the Custodian equals or exceeds $15,000, the Depositor shall sell additional Securities and terminate additional Derivative Transactions in the manner provided in clause (i) of the preceding sentence and from the proceeds the Custodian shall reimburse itself the amount of the advance, provided that the Custodian’s right to reimbursement shall not be affected by any delay in sale or reimbursement.  The Custodian’s right to reimbursement shall be secured by a lien on the assets of that Series of Trust prior to the interest of the Unitholders.  The net proceeds of any sale of Securities representing income shall be credited to the Series Income Account and then disbursed therefrom for payment of expenses and payments to Unitholders as otherwise provided in this Master Services Agreement.  The balance of such net proceeds shall be credited to the Series Capital Account.  The Depositor shall use its reasonable efforts to conduct pro rata sales of Securities and terminations of Derivative Transactions qualifying for exception from tax reporting as described in Treas. Reg. Section 1.671-5(c)(2)(iv)(G) and, during the final calendar year of any Series of Trust, qualifying for the exception from tax reporting described in Treas. Reg. Section 1.671-5(c)(2)(iv)(F).  Notwithstanding the foregoing, neither any Administrative & Custodial Party nor the Depositor shall be liable to any person in the event sales proceeds for any calendar year exceed the general de minimis test of Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1) (whether or not due to a failure to sell Securities or terminate Derivative Transactions pro rata) or otherwise require reporting under Treas. Reg. Section 1.671-5.

(h) None of the Administrative & Custodial Parties, Supervisor or Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities or termination of Derivative Transactions made pursuant to this Section 6.02.

(i) The Trust and each of the Depositor, Evaluator, Supervisor, Custodian and Transfer Agent shall promptly furnish the Administrator with any and all instructions, explanations, information, specifications and documentation deemed reasonably necessary by the Administrator in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of liabilities and expenses for a Series of Trust.

Section 6.03.  Transfer or Interchange of Units.  Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Transfer Agent, and no Unitholder shall be entitled to the issuance of a certificate evidencing the Units owned by such Unitholder. The only permitted registered holders of Units shall be DTC (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in DTC and Units may only be transferred in accordance with procedures of DTC and its participants.

With respect to Units registered in the name of DTC (or its nominee, Cede & Co.), (a) the Trust, the Transfer Agent and the Depositor may treat DTC as the absolute owner of such Units for all purposes whatsoever, including, without limitation, the payment of distributions and the giving of reports and notices of redemption, tender and other matters with respect to such Units and (b) the Transfer Agent shall have no responsibility or obligation with respect to (i) the accuracy of the records of beneficial ownership of such Units maintained by DTC (or any participant in DTC), (ii) the delivery to any beneficial owner of such Units (other than DTC) of any report or any notice of redemption, tender or any other matter related to such Units, (iii) the payment or distribution to any beneficial owner of such Units (other than DTC) of any amount payable or other property distributable with respect to such Units, (iv) the failure of DTC (or any participant in the DTC) to effect any transfer of Units, or (v) any other act or omission of DTC (or any participant in DTC).

A sum sufficient to pay any tax or other governmental charge that may be imposed on the Transfer Agent in connection with any such transfer or interchange of Units shall be paid by the related Unitholder to the Transfer Agent.

Section 6.04.  Rollover of Units.  (a)  If the Series MSA Supplement for a Series of Trust specifies that this Section 6.04 shall apply and if the Depositor shall offer a subsequent Series of Trust (the “New Series”), the Transfer Agent shall, if so directed and at the time specified by the Depositor, send a form of election to Unitholders (which may be included in the notice sent to Unitholders specified in Section 9.02) whereby Unitholders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Units redeemed through an In-Kind Distribution in the manner provided in Section 6.02, the Securities and Derivative Transactions included in the In-Kind Distribution sold or terminated, and the cash proceeds applied by the Distribution Agent to purchase Units of the New Series, all as hereinafter provided.  The Transfer Agent shall honor properly completed election forms returned to the Transfer Agent, accompanied by a properly completed redemption request with respect to Units, by its close of business five days prior to the Special Redemption Date.

All Units so tendered by a Unitholder (a “Rollover Unitholder”) shall be redeemed and canceled on the Special Redemption Date.  Subject to payment by such Rollover Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made through an In-Kind Distribution pursuant to Section 6.02 by distribution of cash and/or Securities to the Distribution Agent on the Special Redemption Date (herein called the “Rollover Distribution”).  Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the Special Redemption Date.

All Securities and Derivative Transactions included in a Unitholder’s Rollover Distribution shall be sold or terminated by the Depositor on behalf of the Distribution Agent on the Special Redemption Date specified in the Prospectus, and the Depositor may act as broker or agent in connection with such sales.  For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations.  The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section 6.04.

Upon each trade date for sales of Securities included in the Rollover Unitholder’s Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unitholder, enter into a contract with the Depositor to purchase from the Depositor Units of the New Series (if any), at the public offering price for such Units on the Special Redemption Date.  Such contract shall provide for purchase of the maximum number of Units of the New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unitholder on such day (including therein the proceeds anticipated to be received in respect of assets of the related Series of Trust traded or terminated on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor.  In the event a sale of Securities included in the Rollover Unitholder’s Rollover Distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unitholder as of the settlement date for the purchase of Units of the New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase.  If the Unitholder’s Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of the New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unitholder or the Distribution Agent.  Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unitholder by check mailed to the address of such Unitholder on the registration books of the Transfer Agent.  Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures.  Neither any Administrative & Custodial Party nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

(b) Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer a New Series in the future, and if so, this Section 6.04 shall be inoperative.

(c) The Distribution Agent shall receive no fees for performing its duties hereunder.  The Distribution Agent shall, however, be entitled to receive reimbursement from the related Series of Trust for any and all expenses and disbursements to the same extent as any Administrative & Custodial Party is permitted reimbursement hereunder.

ARTICLE VII

Administrative & Custodial Parties

Section 7.01.  General Definition of Administrative & Custodial Parties’ Liabilities, Rights and Duties.  Except as otherwise provided herein, no Administrative & Custodial Party shall be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by or asserted against a Series of Trust, except those costs, expenses, damages, liabilities or claims arising out of the Administrative & Custodial Party’s own bad faith, gross negligence or willful misconduct.  In no event shall an Administrative & Custodial Party be liable to any Series of Trust or any third party for any special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Master Services Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.  No Administrative & Custodial Party shall be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by any other agent to the Trust, or for delays caused by circumstances beyond the Administrative & Custodial Party’s reasonable control, unless such loss, damage or expense arises out of the bad faith, gross negligence or willful misconduct of the Administrative & Custodial Party.

In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Administrative & Custodial Parties as otherwise set forth herein, the liabilities of each Administrative & Custodial Party are further defined as follows:

(a) All moneys deposited with or received by an Administrative & Custodial Party hereunder related to a Series of Trust shall be held by it without interest as part of such Series of Trust’s assets or the Series Reserve Account of such Series of Trust until required to be disbursed in accordance with the provisions of this Master Services Agreement and such moneys will be segregated by separate recordation on the ledgers of the Custodian so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved, the Custodian shall handle such moneys in such other manner as shall constitute the segregation and holding thereof within the meaning of the Investment Company Act;

(b) Each Administrative & Custodial Party may construe any of the provisions of this Master Services Agreement, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by such Administrative & Custodial Party in good faith shall be binding upon the parties hereto and the Unitholders.  No Administrative & Custodial Party shall in any event be deemed to have assumed or incurred any liability, duty or obligation to any Unitholder or the Depositor, other than as expressly provided for herein;

(c) No Administrative & Custodial Party shall be responsible for or in respect of the recitals herein, the validity or sufficiency of this Master Services Agreement or for the due execution hereof by the Trust, the Depositor, the Evaluator or the Supervisor, or for the form, character, genuineness, sufficiency, value or validity of any Letter of Credit or any Securities (except that the Custodian shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or Derivative Transaction or for or in respect of the validity or sufficiency of the Units, and no Administrative & Custodial Party shall in any event assume or incur any liability, duty, or obligation to the Trust, any Unitholder or the Depositor, the Evaluator or the Supervisor, other than as expressly provided for herein.  Whenever herein it is provided that an Administrative & Custodial Party is directed, instructed or authorized to act or to refrain from acting, the direction, instruction or authorization is made or given by the Trust or Series of Trust (or by the Depositor or other Person on behalf of the Trust or Series of Trust) and the Administrative & Custodial Party may rely thereon conclusively.  No Administrative & Custodial Party shall be responsible for or in respect of the validity of any signature by or on behalf of the Trust, the Trustee, the Depositor, the Evaluator or the Supervisor;

(d) The Custodian will place and maintain in the care of a foreign sub-custodian any Series of Trust’s foreign securities, cash and cash equivalents in amounts reasonably necessary to effect that Series of Trust’s foreign securities transactions with an entity in compliance with applicable law. Such entity may be an affiliate or subsidiary of the Custodian or any other entity in which the Custodian may have an ownership interest.  The Depositor will not deposit any foreign security unless the Depositor has first consulted the Custodian, and the Depositor has determined that the custody of such security may be maintained by an eligible foreign custodian acceptable to the Custodian in the principal market for such security;

(e) If at any time the Depositor shall resign or fail to undertake or perform any of the duties which by the terms of this Master Services Agreement are required by it to be undertaken or performed, or the Depositor shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Depositor or of its property shall be appointed, or any public officer shall take charge or control of the Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Supervisor may, consistent with applicable law: (1) appoint a successor depositor who shall act hereunder in all respects in place of the Depositor which successor shall be satisfactory to the Supervisor, and which may be compensated at rates deemed by the Supervisor to be reasonable under the circumstances, by deduction ratably from the Series Income Account of the affected Series of Trust or, to the extent funds are not available in such Series Income Account, from the Series Capital Account of the affected Series of Trust, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act, (2) assume the duties of the Depositor and receive additional compensation at rates determined as provided in clause (1); or (3) dissolve and liquidate the affected Series of Trust in the manner provided in Section 9.02 and in such case the Supervisor shall assume the duties of the Depositor in connection with such dissolution. Promptly following the appointment of a successor depositor or the Supervisor’s election under clauses (2) and (3) above, the Transfer Agent shall provide notice to DTC of such resignation or failure of the Depositor to act and of such appointment, assumption of duties or election to dissolve the affected Series of Trust;

(f) The bankruptcy, dissolution or termination of the Depositor for any cause whatsoever shall not operate to revoke or terminate this Master Services Agreement or any Series of Trust insofar as the duties and obligations of the Administrative & Custodial Parties are concerned;

(g) If, after the end of the initial offering period, the value of any Series of Trust as shown by any Trust Series Evaluation hereof shall be less than 40% of the total value of Securities and Derivative Transactions deposited in such Series of Trust during the initial offering period (determined as of the termination of the initial offering period), the Depositor may direct the dissolution of the Series of Trust and direct the Transfer Agent to make a final distribution to Unitholders as provided in Section 9.02.

If (i) within ninety days from the time that a Series of Trust’s registration statement has become effective under the Securities Act, the net worth of such Series of Trust declines to less than $100,000 (determined based on the Trust Series Evaluation as of such day), the Depositor shall dissolve the Series of Trust and direct the Transfer Agent to make a final distribution to Unitholders as provided in Section 9.02, and the Depositor shall refund, on demand and without deduction, all sales charges to each Person who purchased Units of such Series of Trust, or (ii) in the event that redemptions by the Depositor or any underwriter of Units of a Series of Trust constituting a part of the Units not theretofore sold to the public result in such Series of Trust having a net worth of less than 40% of the value initially deposited in such Series of Trust (determined as of the termination of the initial offering period based on the Trust Series Evaluation as of such time), the Depositor shall dissolve the Series of Trust and direct the Transfer Agent to make a final distribution to Unitholders as provided in Section 9.02 and the Depositor shall refund, on demand and without deduction, all sales charges to each Person who purchased Units of such Series of Trust from the Depositor or from any underwriter or dealer participating in the distribution;

(h) In no event shall any Administrative & Custodial Party be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or Derivative Transactions or upon their income or proceeds or upon it acting hereunder or upon or in respect of the Series of Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises.  For all such taxes and charges and for any expenses, including counsel fees, which any Administrative & Custodial Party may sustain or incur with respect to such taxes or charges, that Administrative & Custodial Party shall be reimbursed and indemnified out of the related Series Income and Series Capital Accounts of the affected Series of Trust, and the payment of such amounts so paid by that Administrative & Custodial Party shall be secured by a lien on the assets of such Series of Trust prior to the interests of the Unitholders;

(i) Except as set forth herein or permitted by applicable law, no payment to the Depositor or to any principal underwriter (as defined in the Investment Company Act) for any Series of Trust or to any affiliated person (as so defined) or agent of the Depositor or such underwriter shall be allowed as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Administrator;

(j) No Administrative & Custodial Party except by reason of its own gross negligence, bad faith or willful misconduct shall be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Master Servicing Agreement;

(k) Any Administrative & Custodial Party in its individual or any other capacity (i) may become an owner or pledgee of, or be an underwriter or dealer in respect of, securities issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held by the Series of Trust, (ii) may be a counterparty, service provider or otherwise transact with a Derivative Counterparty and (iii) may deal in any manner with the same or with the issuer or a Derivative Counterparty (or an affiliate of the issuer or a Derivative Counterparty) with the rights and powers as if it were not an Administrative & Custodial Party hereunder;

(l) A Series of Trust may include a letter or letters of credit issued by an Administrative & Custodial Party in its individual capacity for the account of the Depositor and Securities issued by an Administrative & Custodial Party, its parent, or affiliates, and an Administrative & Custodial Party may otherwise deal with the Depositor with the same rights and powers as if it were not an Administrative & Custodial Party hereunder;

(m) An Administrative & Custodial Party is authorized to appoint as co-Custodian, co-Transfer Agent or co-Administrator of any Series of Trust a trust company affiliated with the Administrative & Custodial Party to perform its functions hereunder; and

(n)  Any corporation, partnership or other entity affiliated with [●] (an “Affiliated Entity”) may be designated by the Depositor to act as broker or dealer to execute transactions, including the purchase or sale of any securities currently distributed, underwritten or issued by any Affiliated Entity, and receive, or pay to the Affiliated Entity, as applicable, compensation for such services at standard commission rates, markups or concessions, without reduction of the compensation payable to an Administrative & Custodial Party for its services as such.

Section 7.02.  Books, Records and Reports.  (a)  General; Tax Reporting for Grantor Trusts.  Each Administrative & Custodial Party shall keep proper books of record and account of all the transactions of each Series of Trust hereunder at its unit investment trust division office including, with respect to the Transfer Agent, a record of the name and address of, and the Units issued by each Series of Trust and held by, every Unitholder

(which, for avoidance of doubt, shall be solely DTC or its nominee), and such books and records of each Series of Trust shall be open to inspection by any Unitholder of such Series of Trust at all reasonable times during the usual business hours.

(b) Audit of Trust Accounts.  Unless the Depositor determines that such an audit is not required, the Depositor shall cause the account of each Series of Trust to be prepared and audited not less than annually by independent public accountants designated from time to time by the Depositor and reports of such accountants shall be furnished by the Transfer Agent, upon request, to Unitholders.

(c) Costs of Updating of Registration Statement.  If provided for in the Prospectus for a Series of Trust, the Trust shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust’s registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees.  Such expenses shall be paid from related the Series Income Account, or to the extent funds are not available in such Series Income Account, from the related Series Capital Account, against an invoice or invoices therefor presented to the Custodian by the Depositor.  By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Custodian is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph.  The Depositor shall provide the Administrator, from time to time as requested, an estimate of the amount of such expenses, which the Administrator shall use for the purpose of estimating the accrual of the related Series of Trust’s expenses.  The amount paid by a Series of Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unitholders.  The Depositor shall assure that the Prospectus for the related Series of Trust contains such disclosure as shall be necessary to permit payment by the related Series of Trust of the expenses contemplated by this paragraph under applicable laws and regulations.  The provisions of this paragraph shall not limit the authority of the Custodian to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the related Series of Trust as provided herein.

(d) Tax Reporting for Grantor Trusts.  The Administrator shall prepare factors required for tax reporting for Grantor Trusts and cause them to be disseminated as required by applicable federal tax law and regulations. The Administrator is authorized to employ accountants and other agents as it deems necessary for the preparation of such factors and the expense of such accountants and agents shall be reimbursable to the Administrator in accordance with Section 7.05. With respect to any Series of Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Depositor and the Trust agree that the Series of Trust meets the requirements of Treas. Reg. Section 1.671-5(f)(1)(i), and the Trust directs the Administrator to compute factors for tax reporting:

(i) in accordance with any of the safe harbor methods described in Treas. Reg. Section 1.671-5(f);

(ii) of sales proceeds, whenever permitted, as provided in Treas. Reg. Section 1.671-5(f)(1)(iv)(B);

(iii) of proceeds of sales and dispositions described in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(4)(ii) as provided in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(4)(i); and

(iv) using the measuring date, as defined in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1), in lieu of the start-up date, wherever permitted.

 For purposes of Treas. Reg. Section 1.671-5(f)(1)(iv)(A)(2), the date of the last deposit under 2.01(b) prior to the expiration of the initial offering period, as certified to the Administrator by the Depositor, shall be considered the ‘start-up date’ of the related Series of Trust.

Section 7.03.  Independent Accountants as to RIC Status; preparation of tax returns for Series of Trusts electing to be taxed as RICs; signing of returns and related documents.  The Depositor on behalf of the Trust shall engage independent accountants to make such reviews of the portfolio of each Series of Trust as shall be necessary to maintain qualification of that Series of Trust as a RIC for tax purposes and to avoid imposition of tax on that Series of Trust or undistributed income in that Series of Trust. The Depositor, Supervisor and each Administrative & Custodial Party shall be authorized to rely conclusively upon such reviews.  Such reviews shall include, among other things, instructions to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on that Series of Trust or on undistributed income in that Series of Trust. The Depositor shall cause such independent accountants to prepare and file tax returns and prepare factors for the tax reporting for each Series of Trust which elects to be taxed as a RIC and shall supply the same to the Administrator for dissemination. The Depositor on behalf of the Trust will sign all tax returns and other related documents.

Section 7.04.  Master Services Agreement and List of Securities on File.  The Administrator shall keep a certified copy or duplicate original of this Master Services Agreement, the Series MSA Supplement, the Trust Agreement and the Series Supplement on file at its Unit investment trust division office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Securities in each Series of Trust and the Derivative Transactions of each Derivatives Trust Series.

Section 7.05.  Compensation.  For each given Series of Trust for services performed under this Master Services Agreement, the Custodian, the Transfer Agent and the Administrator shall be paid an annual fee in the amount per Unit set forth in the related Series MSA Supplement, which fee shall accrue daily and be computed based on the number of Units outstanding as of January 1 of such year except for a Series of Trust during the year or years in which an initial offering period occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month until the end of the initial offering period, at which time the fee shall be computed based upon the number of Units outstanding as of the end of the initial offering period until the following January 1.  An Administrative & Custodial Party may from time to time request that the Depositor adjust its compensation as set forth above provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of the Depositor shall not be unreasonably withheld, and the consent of any Unitholder hereunder shall not be required for any such adjustment or increase.  Such compensation shall be charged in installments by the Custodian (on behalf of the other Administrative & Custodial Parties) against the Series Income and Series Capital Accounts of the related Series of Trust at the times specified in Section 3.06; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken in their respective capacities pursuant to this Master Services Agreement.  The Custodian (on behalf of the other Administrative & Custodial Parties) shall also make payment as directed by the Depositor or determined by the Custodian with respect to expenses of Administrative & Custodial Parties from the related Series Income and Series Capital Accounts of the related Series of Trust for any and all expenses and disbursements incurred with respect to such Series of Trust hereunder, including license fees, if any, legal, tax accounting and reporting and auditing expenses, including, but not limited to, the fees and expenses of attorneys, accountants and other advisors engaged by the Depositor or an Administrative & Custodial Party, expenses incurred in connection with any communications disseminated by DTC, and for any extraordinary services performed by an Administrative & Custodial Party hereunder relating to such Series of Trust.  Such expenses may include an amount payable to the Custodian reflecting the cost to the Custodian of advancing funds, such amount to be computed on the average balance of advances made to the related Series of Trust during the year and current short-term interest rates.  For the avoidance of doubt, the ordinary, normal and recurring services performed by an Administrative & Custodial Party and compensated pursuant to this paragraph do not include services provided by any affiliate of an Administrative & Custodial Party selected by the Depositor to act as broker or dealer in connection with the execution of the purchase and sale of securities, services in connection with foreign exchange transactions or services of foreign sub-custodians with respect to assets held in custody outside the United States.  In the event an Administrative & Custodial Party or any affiliate thereof performs services which are in addition to its ordinary, normal and recurring services (including, without limitation, the services specified in the preceding sentence), such Administrative & Custodial Party or such affiliate may receive compensation from the related Series of Trust for such services as agreed upon with Depositor (if engaged by the Depositor) or otherwise at standard rates, commissions, markups or concessions, without reduction of the compensation such Administrative & Custodial Party is entitled to pursuant to this paragraph.

Each Administrative & Custodial Party and the Trustee shall be indemnified ratably by each of the affected Series of Trusts and held harmless against any loss or liability accruing to it without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance of assets or services provided for the related Series of Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises.  If the cash balances in the Series Income and Series Capital Accounts of the affected Series of Trust shall be insufficient to provide for amounts payable pursuant to this Section 7.05, the Custodian or Depositor (on behalf of the relevant parties) shall have the power to (i) sell Securities or terminate Derivative Transactions of the affected Series of Trust from the Securities or Derivative Transactions designated to be sold or terminated pursuant to Section 6.02 hereof, or (ii) if no such Securities or Derivative Transactions have been so designated, such Securities or Derivative Transactions of the affected Series of Trust as the Custodian or Depositor may see fit to sell or terminate in its own discretion, and to apply the proceeds of any such sale or termination in payment of the amounts payable pursuant to this Section 7.05.  Notwithstanding anything to the foregoing, if the Custodian or Depositor sells, terminates or otherwise liquidates (i) Securities or Derivative Transactions pursuant to this Section 7.05 for a Grantor Trust, the Custodian or Depositor shall do so, as nearly as practicable, on a pro rata basis among all Securities and Derivative Transactions held by the Series of Trust and (ii) Fund Shares pursuant to this Section 7.05 for any Series of Trust, the Custodian or Depositor shall do so, as nearly as practicable, on a pro rata basis among all Securities held by the Series of Trust.

No Administrative & Custodial Party shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities or termination of Derivative Transactions made pursuant to this Section 7.05.  Any moneys payable to any Administrative & Custodial Party pursuant to this Master Services Agreement shall be secured by a prior lien on the assets of the affected Series of Trust.

Section 7.06.  Removal and Resignation of Administrative & Custodial Parties; Successor.  The following provisions shall provide for the removal and resignation of the Administrative & Custodial Parties and the appointment of any successor to the Administrative & Custodial Parties:

(a) the Administrative & Custodial Parties (collectively in all their respective capacities and not separately in less than all their respective capacities) or any successor thereto hereafter appointed may resign and be discharged hereunder from all (and not less than all) Series of Trust, by executing an instrument in writing resigning and filing the same with the Depositor and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 7.06(e), such resignation is to take effect.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor to the Administrative & Custodial Parties (collectively, in all its respective capacities, the “Successor Service Providers”) as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Administrative & Custodial Parties and one copy to the Successor Service Providers.  In case at any time the Custodian shall not meet the requirements set forth in Section 7.08 hereof, or any Administrative & Custodial Party shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Administrative & Custodial Party in an involuntary case, or any [Administrative & Custodial Party shall commence a voluntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, sequestrator (or similar official) for any Administrative & Custodial Party or for any substantial part of its property shall be appointed, or any Administrative & Custodial Party shall generally fail to pay its debts as they become due, or shall fail to meet such written standards for any Administrative & Custodial Party’s performance as shall be reasonably established from time to time by the Depositor, or if the Depositor determines in good faith that there has occurred either (1) a material deterioration in the creditworthiness of an Administrative & Custodial Party or (2) one or more grossly negligent acts on the part of an Administrative & Custodial Party with respect to the Trust, the Depositor, upon sixty days prior written notice, may remove the Administrative & Custodial Parties and appoint Successor Service Providers, as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the Administrative & Custodial Parties, and one copy to the Successor Service Providers.  Notice of such resignation or removal of the Administrative & Custodial Parties and appointment of the Successor Service Providers shall be mailed by the successor custodian, promptly after its acceptance of the appointment by the Successor Service Providers, to each Unitholder then of record;

(b) Each Successor Service Provider appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the retiring Administrative & Custodial Parties an instrument accepting such appointment hereunder, and each Successor Service Provider without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named as such herein and shall be bound by all the terms and conditions of this Master Services Agreement.  No Successor

Service Providers shall be liable for the acts or omissions of its predecessor.  Upon the request of the Successor Service Providers, the Depositor and the retiring Administrative & Custodial Parties shall, upon payment of any amounts due the retiring Administrative & Custodial Parties, or provision therefor to the satisfaction of each retiring Administrative & Custodial Party, execute and deliver an instrument acknowledged by it transferring to such Successor Service Providers all the rights and powers of the corresponding retiring Administrative & Custodial Party; and the retiring Administrative & Custodial Party shall transfer, deliver and pay over to the corresponding Successor Service Provider all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Administrative & Custodial Party in the administration hereof as may be requested by the Successor Service Provider, and shall thereupon be discharged from all duties and responsibilities under this Master Services Agreement;

(c) in case at any time the Administrative & Custodial Parties shall resign and no Successor Service Providers shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Custodian may forthwith apply to a court of competent jurisdiction for the appointment of Successor Service Providers.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint Successor Service Providers;

(d) any entity into which any Administrative & Custodial Party hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which any Administrative & Custodial Party hereunder shall be a party, shall be the successor Administrative & Custodial Party under this Master Services Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Administrative & Custodial Party may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding; and

(e) any resignation or removal of the Administrative & Custodial Parties and appointment of the Successor Service Providers pursuant to this Section 7.06 shall become effective upon acceptance of appointment by the Successor Service Providers as provided in subsection (b) hereof.  Each Administrative & Custodial Party’s and each Successor Service Provider’s right to indemnification shall survive its resignation or removal.

Section 7.07.  Reports to Securities and Exchange Commission and Others.  The Depositor shall make such annual or other reports, make such elections and file such tax returns as may from time to time be required under applicable state or federal statute or rule or regulation thereunder with respect to the Fund and each Series of the Trust.

Section 7.08.  Qualifications of Custodian.  The Custodian shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

ARTICLE VIII

[Reserved.]

ARTICLE IX

Additional Covenants; Miscellaneous Provisions

Section 9.01.  Amendments.

(a)  This Master Services Agreement may be amended from time to time by the Trust (acting through the Depositor), the Depositor, the Supervisor, the Evaluator and the Administrative & Custodial Parties or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to change any provision required by the Securities and Exchange Commission, the Commodity Futures Trading Commission or any other governmental or self-regulatory agency with jurisdiction as to the Trust, (iii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iv) to make such amendments as may be necessary (a) for any Series of Trust to continue to qualify as a RIC for federal income tax purposes if the Series of Trust has elected to be taxed as such under the United States Internal Revenue Code of 1986, as amended, or (b) to prevent any Series of Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Series of Trust has not elected to be taxed as a RIC under the United States Internal Revenue Code of 1986, as amended or (c) for the Series of Trust to continue to qualify as a Grantor Trust for federal income tax purposes if the Series of Trust is taxed as such under the United States Internal Revenue Code of 1986, as amended.  With respect to a given Series of Trust, this Master Services Agreement may not be amended, however, without the consent of all related Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities or the execution of any Derivative Agreement other than those specified in the related Series MSA Supplement or (2) to reduce the aforesaid percentage of related Units the holders of which are required to consent to certain of such amendments.  With respect to a given Series of Trust, this Master Services Agreement may not be amended so as to reduce the interest in that Series of Trust represented by Units without the consent of all affected Unitholders.

(b) With respect to a given Series of Trust, except for the amendments, changes or modifications as provided in Section 9.01(a) hereof or any other provision contained herein, neither the parties hereto nor their respective successors shall consent to any waiver of the related Unitholders’ rights, other amendment, change or modification of the Master Services Agreement without the giving of notice and the obtaining of the approval or consent of the related Unitholders representing at least 66⅔% of the Units then outstanding of the affected Series of Trust.  Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any waiver of Unitholders’ rights, amendment, change or modification of, or waiver of any right under this Master Services Agreement without the consent of the Unitholders of all of the Units then outstanding of the affected Series of Trust and in no event may any amendment be made to a Series of Trust which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trust with the power to engage in business or investment activities on behalf of any Series of Trust other than as specifically provided in this Master Services Agreement, (3) adversely affect the tax status of the Series of Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Series of Trust has elected to be taxed as a RIC for federal income tax purposes, result in a variation of the investment of Unitholders in the Series of Trust.

(c) The Depositor may amend this Master Services Agreement with respect to a Series of Trust electing RIC status as the Depositor deems necessary or advisable to cause the conversion of a Series of Trust from a "unit investment trust" to a "closed-end company" or to an "open-end company," as those terms are defined in the Investment Company Act, provided that such conversion and any action taken in connection therewith shall require the affirmative vote or consent at a meeting of the Unitholders of such Series of Trust of the lesser of (a) 67% or more of the Units present at such meeting, if the holders of more than 50% of the outstanding Units of such Series of Trust are present or represented by proxy or (b) more than 50% of the outstanding Units of such Series of Trust.

(d) Unless the Depositor directs that other notice shall be provided, the Administrator shall include in the annual report provided pursuant to Section 3.07 notification of the substance of any amendment made pursuant to paragraph (a) of this Section 9.01.

Section 9.02.  Dissolution.  With respect to a given Series of Trust, this Master Services Agreement and the related Series of Trust shall dissolve upon the maturity, redemption, sale, termination or other disposition as the case may be of all assets held in that Series of Trust (including any Derivative Transactions entered into by that Series of Trust) hereunder unless sooner dissolved as hereinbefore specified, and shall be dissolved at any time by the written consent of 66⅔% of the Unitholders of that Series of Trust; provided that in no event shall any Series of Trust continue beyond its Mandatory Termination Date.  In addition to dissolution pursuant to Section 7.01(g), the Depositor may direct the dissolution of a Series of Trust (w) with respect to a Derivatives Trust Series if a default, termination event or similar event under a Derivative Agreement has occurred allowing the termination thereof by the Trust or a Derivatives Counterparty, (x) to the extent specified in the applicable Prospectus, if the Trust Series Evaluation for that Series of Trust shall be less than the applicable minimum value and the given times stated in its related Prospectus, (y) due to (a) any action taken by a governmental authority, or brought in court, or (b) a change in law (including tax law) or in the application or official interpretation of any law, there is, or there is a substantial likelihood that the Series of Trust will be prohibited or impaired in any material way from pursuing its principal investment strategy in the same manner and economic terms as on the inception date, or (z) any other reason stated in the applicable Series MSA Supplement.  For the avoidance of doubt, the Depositor’s rights to dissolve a Series of Trust described above are in addition to the rights of the Depositor under Section 3.08 and neither this Section 9.02 nor Section 3.08 shall be construed as restricting the Depositor’s rights thereunder.  Upon the date of dissolution the registration books for that Series of Trust shall be closed.

In the event of any dissolution of any Series of Trust prior to its respective Mandatory Termination Date, the Depositor shall proceed to liquidate the assets then held and direct the payments and distributions provided for hereinafter in this Section 9.02, except that in such event, the distribution to each Unitholder shall be made in cash and shall be such Unitholder’s pro rata interest in the balance of the Series Capital and Series Income Accounts after the deductions herein provided.  In the event that a Series of Trust shall dissolve on or after its respective Mandatory Termination Date, the Transfer Agent shall, not less than 30 days prior to the Mandatory Termination Date, send a written notice to all related Unitholders of record.  If such Unitholder (other than a Unitholder of a Derivatives Trust Series, and only if In-Kind Distributions are specified to apply in the relevant Series MSA Supplement or Prospectus) owns the minimum number of Units set forth in that Series of Trust’s Prospectus, such notice shall further indicate that such Unitholder may elect to receive an In-Kind Distribution in connection with the dissolution of that Series of Trust (as described in Section 6.02).  With respect to any Series of Trust, the Transfer Agent will honor duly executed requests for In-Kind Distributions received by the close of business ten Business Days prior to the related Mandatory Termination Date.  Unitholders who do not effectively request an In-Kind Distribution shall receive their distribution upon termination in cash.

On the Mandatory Termination Date of a Series of Trust, this Master Services Agreement and the related Series of Trust shall dissolve.  In connection with such dissolution, the Custodian on instruction of the Depositor shall segregate such Securities as shall be necessary to satisfy distributions to Unitholders electing In-Kind Distributions.  With respect to a Derivatives Trust Series, the Depositor shall direct the termination of the Derivative Transactions pursuant to Section 9.02(e).

With respect to a given dissolving Series of Trust, commencing no earlier than the Business Day following the date on which Unitholders must submit to the Transfer Agent notice of their request to receive an In-Kind Distribution at termination, the Depositor will liquidate the related Securities not segregated for In-Kind Distributions during such period and in such daily amounts as the Supervisor shall direct.  The Depositor or its designee shall direct the liquidation in such manner as to effectuate orderly sales and a minimal market impact.  The Depositor reserves the right to make such sales over a period of up to twenty (20) Business Days.  In the event the Depositor does not so direct, the Securities shall be sold within a reasonable period and in such manner as the Supervisor, in its sole discretion, shall determine.  In connection with the sales and terminations of Securities and Derivative Transactions, none of the Supervisor, Depositor or any Administrative & Custodial Party shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of a Security or termination of any Derivative Transaction or by reason or failure to make any such sale or termination.  The Custodian shall be directed to deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales.  Amounts received by the Custodian representing the proceeds from the sales of Securities by the Depositor, the proceeds received from Derivative Counterparties in respect of the maturity or termination of Derivative Transactions and any release of any of the collateral from the Series Collateral Account for a Derivatives Trust Series in connection with the termination of Derivative Transactions shall be credited to the Series Capital Account.

On the fifth Business Day following receipt of all proceeds of sale of the Securities and the maturity of or termination of Derivative Transactions, the Custodian based on the direction of the Depositor shall:

(a) deduct from the Series Income Account of such Series of Trust or, to the extent that funds are not available in such Series Income Account of such Series of Trust, from the Series Capital Account of such Series of Trust, and pay, or reserve to provide for payment as directed by the Depositor, to the Administrative & Custodial Parties and Trustee an amount equal to the sum of (i) their accrued compensation for their ordinary recurring services, (ii) any compensation due them for their extraordinary services in connection with such Series of Trust, and (iii) any costs, expenses or indemnities in connection with such Series of Trust as provided herein;

(b) deduct from the Series Income Account of such Series of Trust or, to the extent that funds are not available in such Series Income Account, from the Series Capital Account of such Series of Trust, and pay accrued and unpaid fees of the Depositor, Evaluator, Supervisor and counsel in connection with such Trust, if any;

(c) deduct from the Series Income Account of such Series of Trust or the Series Capital Account of such Series of Trust any amounts which the Depositor determines may be required to be deposited in the Series Reserve Account to provide for, or reserve to provide for, payment of any taxes or other governmental charges and any other amounts which Depositor directs may be required to pay expenses, indemnity or other amounts incurred in connection with such Series of Trust;

(d) With funds received from the Custodian, based on the direction of the Depositor, the Transfer Agent shall make final distributions from the Series of Trust, as follows:

(i) to each Unitholder requesting an In-Kind Distribution (x) such Unitholder’s pro rata portion of each of the Securities segregated for distribution In-Kind, in whole shares, (y) with respect to a Derivatives Trust Series, plus or minus the termination amount in respect of the pro rata portion of Derivative Transactions allocable to such Units as provided in Section 9.02(e) below, and (z) cash equal to such Unitholder’s pro rata portion of the Series Income and Series Capital Accounts as follows: (1) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unitholder’s pro rata share of the Securities not segregated for liquidation to provide for expenses relating to that Series of Trust and (2) such other cash as may properly be included in such Unitholder’s pro rata share of the sum of the cash balances of the Series Income and Series Capital Accounts as of the Mandatory Termination Date plus, in either case, the net proceeds of sale of the Securities segregated for liquidation to provide for expenses of the related Series of Trust less deduction of the fees and expenses specified in this Section 9.02 and less deduction of the Custodian’s cost of registration and delivery of such Unitholder’s Securities;

(ii) to each Unitholder receiving a distribution in cash, such holder’s pro rata share of the cash balances of the Series Income and Series Capital Accounts; and

(iii) on the conditions set forth in Section 3.04 hereof, to all Unitholders, their pro rata share of the balance of the Series Reserve Account.

To the extent possible, In-Kind Distributions of Securities shall be made by the Custodian through the distribution of each of the Securities in book-entry form to the account of the Unitholder’s bank or broker-dealer at DTC; and

(e) In the case of a Derivatives Trust Series, the Depositor shall take action to terminate the Derivative Transactions within a time and manner consistent with the liquidation of the Securities.  Unitholders will not receive any type of “in-kind” distribution of Derivative Transactions.  To the extent there are payments due to the Series of Trust under a Derivative Agreement, the Depositor shall cause the proceeds thereof to be credited to the Series Capital Account as provided in the related Series MSA Supplement.  To the extent there are payments due to a Derivative Counterparty under a Derivative Agreement, pursuant to a written instruction from the Depositor, the Custodian shall pay out of the Series Capital Account any amounts owed to a Derivative Counterparty as provided in the related Series MSA Supplement.  Any release of the Series of Trust’s collateral from the Series Collateral Account in connection with the termination of Derivative Transactions shall, at the Depositor’s written instructions, be credited to the Series Capital Account of that Series of Trust.  The Depositor will, pursuant to a written instruction to the Custodian, specify the amount of cash to be added or subtracted in respect of the terminated Derivative Transactions in computing the related payments or distributions to Unitholders.

(f) Together with such distribution to each Unitholder as provided for above in clause (d) of this Section 9.01, the Transfer Agent shall furnish to each such Unitholder a final distribution statement, setting forth the data and information in substantially the form and manner provided for in Section 3.07 hereof. No Administrative &

Custodial Party shall be under any liability with respect to moneys held by it in a Series Income, Series Reserve and Series Capital Account of the Series of Trust upon dissolution except to hold the same in custody within the meaning of the Investment Company Act, without interest until disposed of in accordance with the terms of this Master Services Agreement. Funds held or received by a Series of Trust subsequent to the termination distribution described above (including, but not limited to, residual funds remaining after payment of expenses estimated in the calculation of such termination distribution and amounts received by the Series of Trust subsequent to termination) shall be distributed to Unitholders within a reasonable time following the final determination of such expenses or receipt of the funds, as applicable, less the cost of such distribution, provided, however, that if, because of the smallness of the amount or otherwise, the Depositor determines that the funds cannot effectively be distributed, the Depositor may direct that the funds be escheated in accordance with applicable law. None of the Depositor or any Administrative & Custodial Party shall be liable to any Unitholder or other Person for any such determination made by the Depositor in good faith.

(g) The Depositor shall perform or otherwise cause an agent or designee of the Depositor to perform all activities, filings, computations and other acts as required to dissolve and wind-up the affairs of each Series of Trust under the Delaware Statutory Trust Act, provided, however, that the Depositor shall be liable for actions or omissions of such agent or designee as fully as if the Depositor had itself performed such action or omitted to act.  No Administrative & Custodial Party shall be under any liability with respect to such dissolution and winding-up of the affairs of any Series of Trust under the Delaware Statutory Trust Act to the maximum extent permitted thereby.

Section 9.03.  Termination of a Target Index.  Notwithstanding anything to the contrary herein and unless prohibited by an applicable Prospectus, if at any time an Index Trust’s Target Index shall no longer be compiled, maintained or made available, the Depositor may (a) direct that the Index Trust continue to be operated hereunder utilizing the components of the Target Index, and the percentage weightings of such components, as existed on the last date on which the Target Index components and weightings were available to the Index Trust or (b) direct the Custodian to terminate the related Index Trust and liquidate the assets of the Index Trust in such manner as the Depositor shall direct.

Section 9.04.  Construction.  THIS MASTER SERVICES AGREEMENT WILL BE CONSTRUED, REGULATED, AND ADMINISTERED UNDER THE LAWS OF THE UNITED STATES OR STATE OF NEW YORK, AS APPLICABLE, WITHOUT REGARD TO NEW YORK’S PRINCIPLES REGARDING CONFLICT OF LAWS, EXCEPT THAT THE FOREGOING SHALL NOT REDUCE ANY STATUTORY RIGHT TO CHOOSE NEW YORK LAW OR FORUM.  THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WILL HAVE THE SOLE AND EXCLUSIVE JURISDICTION OVER ANY LAWSUIT OR OTHER JUDICIAL PROCEEDING RELATING TO OR ARISING FROM THIS MASTER SERVICES AGREEMENT AND EACH OF THE PARTIES AGREE THAT THIS COURT WILL HAVE PROPER VENUE FOR ANY SUCH LAWSUIT OR JUDICIAL PROCEEDING, AND THE PARTIES WAIVE ANY OBJECTION TO VENUE OR THEIR CONVENIENCE AS A FORUM.  THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF ANY OF THE COURTS SPECIFIED AND TO ACCEPT SERVICE OF PROCESS TO VEST PERSONAL JURISDICTION OVER THEM IN THIS COURT.  THE PARTIES FURTHER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH LAWSUIT OR JUDICIAL PROCEEDING ARISING OR RELATING TO THIS MASTER SERVICES AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.05.  Registration of Units.  Except as provided herein, the Depositor agrees and undertakes on its own part to register Units with the Securities and Exchange Commission or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to update and maintain the registration of the Fund, file any other related reports or other documentation and to comply with this provision during the term of the relevant Series of Trusts created hereunder, and no Administrative & Custodial Party shall incur liability or be under any obligation for expenses in connection therewith.

Section 9.06.  Written Notice.  Any notice, demand, direction or instruction to be given to the Depositor, the Evaluator or the Supervisor hereunder shall be in writing and shall be duly given if mailed or delivered to such party at 1 Main Street, Suite 202, Chatham, New Jersey 07928 Attention: Michel Serieyssol, or at such other address as shall be specified by the Depositor, Evaluator or Supervisor to the other parties hereto in writing.

Any notice, demand, direction or instruction to be given to an Administrative & Custodial Party hereunder shall be in writing and shall be duly given if mailed or delivered to the unit investment trust division office of [●], Attention: [●] or at such other address as shall be specified by the Custodian to the other parties hereto in writing.

Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at the address of such holder appearing on the registration books of the Transfer Agent or otherwise as specified by DTC.

Section 9.07.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Master Services Agreement shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Master Services Agreement and shall in no way affect the validity or enforceability of the other provisions of this Master Services Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Master Services Agreement to be executed; all as of the day, month and year first above written.

Olden Lane Trust,
a Delaware Statutory Trust

By:	Olden Lane Securities LLC, as Depositor

By:
Name: Michel Serieyssol
Title: Chief Executive Officer

Olden Lane Securities LLC,
as Depositor

By:
Name: Michel Serieyssol
Title: Chief Executive Officer

Olden Lane Advisors LLC,
as Evaluator and Supervisor

By:
Name:
Title:

[●],
as Custodian, Transfer Agent and Administrator

By:
Name:
Title:

Master Services Agreement - Signature Page

Annex A to Master Services Agreement

Form of Series MSA Supplement